As filed with the Securities and Exchange Commission on October 25, 2004
                                                      Registration No. 333-37980
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549
                              ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 4

                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                ----------------

                           Market 2000+ HOLDRS(SM) Trust
                      [Issuer with respect to the receipts]

           Delaware                           6211                     13-5674085
(State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)     Classification Code Number)    Identification Number)

                                ----------------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------
                                   Copies to:
             Judith Witterschein, Esq.                      Andrew B. Jansky
                Corporate Secretary                     Shearman & Sterling LLP
Merrill Lynch, Pierce, Fenner & Smith Incorporated        599 Lexington Avenue
                 250 Vesey Street                       New York, New York 10022
             New York, New York 10281                        (212) 848-4000
                  (212) 449-1000
(Name, address, including zip code, and telephone, including area code, of agent for service)

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. |_|

================================================================================

PROSPECTUS



                          [HOLDRS(SM) MARKET 2000+ logo]



                        1,000,000,000 Depositary Receipts
                           Market 2000+ HOLDRS(SM) Trust

                         ------------------------------

         The Market 2000+ HOLDRS(SM) Trust issues Depositary Receipts called Market 2000+ HOLDRS(SM) representing your undivided beneficial ownership in the common stock or American depositary shares of a group of specified companies that, when the Market 2000+ HOLDRS were initially issued on August 29, 2000, were among the 50 largest companies whose common stock or American depositary shares were listed for trading on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market System, as measured in terms of worldwide market capitalization on July 7, 2000. The Bank of New York is the trustee. You only may acquire, hold or transfer Market 2000+ HOLDRS in a round-lot amount of 100 Market 2000+ HOLDRS or round-lot multiples. Market 2000+ HOLDRS are separate from the underlying deposited common stocks or American depositary shares that are represented by the Market 2000+ HOLDRS. For a list of the names and the number of shares of the companies that are represented by a Market 2000+ HOLDR, see "Highlights of Market 2000+ HOLDRS - The Market 2000+ HOLDRS" starting on page 8. The Market 2000+ HOLDRS(SM) Trust will issue Market 2000+ HOLDRS on a continuous basis.

         Investing in Market 2000+ HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

         Market 2000+ HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Market 2000+ HOLDRS are not interests in the Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

         The Market 2000+ HOLDRS are listed on the American Stock Exchange under the symbol "MKH." On October 20, 2004, the last reported sale price of the Market 2000+ HOLDRS on the American Stock Exchange was $52.06.

                                 --------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 --------------

                The date of this prospectus is October 25, 2004.



     "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of
                           Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY........................................................................3
RISK FACTORS...................................................................4
HIGHLIGHTS OF MARKET 2000+ HOLDRS..............................................8
THE TRUST.....................................................................15
DESCRIPTION OF MARKET 2000+ HOLDRS............................................15
DESCRIPTION OF THE UNDERLYING SECURITIES......................................16
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT.................................17
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT.................................18
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.................................21
ERISA CONSIDERATIONS..........................................................26
PLAN OF DISTRIBUTION..........................................................26
LEGAL MATTERS.................................................................26
WHERE YOU CAN FIND MORE INFORMATION...........................................27

                                 --------------

         This prospectus contains information you should consider when making your investment decision. With respect to information about Market 2000+ HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Market 2000+ HOLDRS in any jurisdiction where the offer or sale is not permitted.

         The Market 2000+ HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Market 2000+ HOLDRS or of the underlying securities through an investment in the Market 2000+ HOLDRS.

                                     SUMMARY

         The Market 2000+ HOLDRS trust was formed under the depositary trust agreement, dated as of July 26, 2000, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Market 2000+ HOLDRS, and was amended on August 18, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

         The trust currently holds shares of common stock or American depositary shares issued by 59 specified companies that are currently listed on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market System.

         At the time of the initial offering on August 29, 2000, the Market 2000+ HOLDRS consisted of shares of common stock or American depositary shares of 50 specified companies that were generally considered to be among the largest companies whose common stock or American depositary shares were listed for trading on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market System, as measured in terms of worldwide market capitalization on July 7, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities. See "Highlights of Market 2000+ HOLDRS--Reconstitution events" and "Highlights of Market 2000+ HOLDRS--Rights relating to the underlying securities" for a discussion of how common stocks or American depositary shares of companies who are not the 50 largest as measured in terms of worldwide market capitalization are included in the trust. The number of shares of each company's common stock or American depositary shares currently held by the trust with respect to each round-lot of Market 2000+ HOLDRS is specified under "Highlights of Market 2000+ HOLDRS--The Market 2000+ HOLDRS." This group of common stocks or American depositary shares, and the securities of any company that may be added to the Market 2000+ HOLDRS, are collectively referred to in this prospectus as the securities or the underlying securities. The number of companies in the Market 2000+ HOLDRS may change as a result of reconstitution events, distributions of securities by underlying issuers, or other events.

         The Market 2000+ HOLDRS are separate from the underlying common stocks or American depositary shares that are represented by the Market 2000+ HOLDRS. On October 20, 2004, there were 1,207,800 Market 2000+ HOLDRS outstanding.

                                  RISK FACTORS

         An investment in Market 2000+ HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Market 2000+ HOLDRS.

General Risk Factors

     o Loss of investment. Because the value of Market 2000+ HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Market 2000+ HOLDRS if the underlying securities decline in value.

     o Discount trading price. Market 2000+ HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Market 2000+ HOLDRS or other corporate events, such as mergers, a Market 2000+ HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with other fractional shares of such underlying securities included in the HOLDR and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional share ownership in the underlying securities. In addition, if you surrender your Market 2000+ HOLDRS to receive the underlying securities and other property represented by your Market 2000+ HOLDRS, you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

     o Not necessarily consisting of the companies with the largest market capitalization. At the time of the initial offering on August 29, 2000, the companies included in the Market 2000+ HOLDRS were the 50 largest companies whose securities are traded on a U.S. stock market, as measured by worldwide market capitalization on July 7, 2000. One or more of the companies whose common stock or American depositary shares are included in the Market 2000+ HOLDRS may no longer have a market capitalization that is among the 50 companies with the largest market capitalization of companies whose securities are traded on a U.S. stock market. In addition, as a result of a merger, acquisition or stock distribution of one or more of the companies included in the Market 2000+ HOLDRS, the securities of a company that is not presently part of the Market 2000+ HOLDRS may be included in the Market 2000+ HOLDRS. In this case, the Market 2000+ HOLDRS may no longer consist solely of securities issued by companies with the largest market capitalization.

     o No investigation of underlying securities. The underlying securities initially included in the Market 2000+ HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers with securities traded on a U.S. stock market, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Market 2000+ HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     o Concentration of investment. As a result of market fluctuations, reconstitution events, distributions of securities by an underlying issuer or other events which may result in the distribution of securities from, or the inclusion of additional securities in the Market 2000+ HOLDRS, an investment in Market 2000+ HOLDRS may represent a concentrated investment in one or more of the underlying securities or one or more industries. A concentrated investment will reduce the diversification of the Market 2000+ HOLDRS and increase your exposure to the risks of concentrated investments.

     o Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities or any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Market 2000+ HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Market 2000+ HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Market 2000+ HOLDRS will involve payment of a cancellation fee to the trustee.

     o Trading halts. Trading in Market 2000+ HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Market 2000+ HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Market 2000+ HOLDRS, you will not be able to trade Market 2000+ HOLDRS and you will only be able to trade the underlying securities if you cancel your Market 2000+ HOLDRS and receive each of the underlying securities, even though there is trading in some of the underlying securities.

     o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Market 2000+ HOLDRS. If the Market 2000+ HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Market 2000+ HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Market 2000+ HOLDRS are delisted. There are currently 59 companies whose securities are included in the Market 2000+ HOLDRS

     o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Market 2000+ HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide services for issuers of the underlying securities.

     o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Market 2000+ HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Included in the Market 2000+ HOLDRS

     o The stock prices of some of the companies included in the Market 2000+ HOLDRS have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Market 2000+ HOLDRS, and you could lose all or a substantial part of your investment. The trading prices of the securities of some companies included in the Market 2000+ HOLDRS have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

           o   general market fluctuations;

           o actual or anticipated variations in companies' quarterly operating results;

           o announcements of technological innovations by competitors of the companies included in the Market 2000+ HOLDRS;

           o   changes in financial estimates by securities analysts;

           o legal or regulatory developments affecting the companies included in the Market 2000+ HOLDRS or in the industries in which they operate;

           o announcements by competitors of the companies included in the Market 2000+ HOLDRS of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

           o   departures of key personnel; and

           o   difficulty in obtaining additional financing.

         In addition, the trading prices of some of the companies included in the Market 2000+ HOLDRS have experienced extreme price and volume fluctuations in recent months. These fluctuations may be unrelated or disproportionate to the operating performance of these companies. The valuations of many of the underlying stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the publics' perception of the prospects of the underlying companies, generally, could depress their stock prices regardless of the companies' results. Other broad market and industry factors may decrease the stock price of the underlying stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of these stocks.

         As a result of fluctuations in the trading prices of the companies included in the Market 2000+ HOLDRS, the trading price of Market 2000+ HOLDRS has fluctuated significantly. The initial offering price of a Market 2000+ HOLDR on August 29, 2000 was $97.55 and during 2003, the price of a Market 2000+ HOLDR has reached a high of $54.27 and a low of $40.56.

     o The international operations of some domestic and foreign companies included in the Market 2000+ HOLDRS expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Some domestic and foreign companies included in the Market 2000+ HOLDRS have international operations which are essential parts of their businesses. The risks of international business that these companies are exposed to include the following:

           o   general economic, social and political conditions;

           o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

           o differing tax rates, tariffs, exchange controls or other similar restrictions;

           o   currency fluctuations;

           o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

           o reduction in the number or capacity of personnel in international markets.

     o It may be impossible to initiate legal proceedings or enforce judgments against some of the companies included in the Market 2000+ HOLDRS. Some of the companies included in the Market 2000+ HOLDRS are incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be impossible to effect service of process within the United States on some of the companies included in the Market 2000+ HOLDRS or enforce judgments made against them in courts in the United States based on the civil liability provisions of the securities laws of the United States. In addition, awards of punitive damages obtained in courts in the United States may not be enforceable in foreign countries.

     o Potential voting impediments may exist with respect to the ownership of American depositary shares included in the Market 2000+ HOLDRS. Holders of American depositary shares, including those included in the Market 2000+ HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares. These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share. Also, holders of American depositary shares may not exercise voting rights unless they take a variety of steps, which include registration in the share registry of the company that has issued the securities underlying the American depositary shares. The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

     o Many of the companies included in the Market 2000+ HOLDRS are companies which are involved in the technology and telecommunications industries and are subject to the risks associated with an investment in companies in those industries. The valuations of many technology and telecommunications companies are extraordinarily high based on conventional valuation standards such as price to earnings ratio. As a result, the valuations of companies in these industries, and the trading prices for their stock, may not be sustained. In addition, a company which operates in these industries is exposed to other risks which include the following:

           o the need to keep pace with rapid technological change in order to remain competitive and to prevent the obsolescence of their products and services;

           o   an inability to adequately protect proprietary rights;

           o changes in the regulatory environment in which telecommunications companies operate that could affect their ability to offer new or existing products and services; and

           o the need to create and employ new technologies and to offer new services derived from these new technologies to remain competitive.

         An investment in the Market 2000+ HOLDRS may be particularly vulnerable to these risks because of the significant number of technology and telecommunications companies included in the Market 2000+ HOLDRS.

     o Companies whose securities are included in the Market 2000+ HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in Market 2000+ HOLDRS. Companies whose securities are included in the Market 2000+ HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Market 2000+ HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, or delay their introduction of new products and services. Any of these actions may reduce the market price of the underlying securities in the Market 2000+ HOLDRS.

                        HIGHLIGHTS OF MARKET 2000+ HOLDRS

         This discussion highlights information regarding Market 2000+ HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Market 2000+ HOLDRS.

Issuer..........................    Market 2000+ HOLDRS Trust.

The Trust.......................    The Market 2000+ HOLDRS Trust was formed
                                    under the depositary trust agreement, dated as of July 26, 2000, among The Bank of New
                                    York, as trustee, Merrill Lynch, Pierce,
                                    Fenner & Smith Incorporated, other
                                    depositors and the owners of the Market
                                    2000+ HOLDRS, and was amended on August 18, 2000. The trust is not a registered investment company under the Investment
                                    Company Act of 1940.

Initial depositor...............    Merrill Lynch, Pierce, Fenner & Smith
                                    Incorporated.

Trustee.........................    The Bank of New York, a New York
                                    state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Market 2000+ HOLDRS representing the underlying securities issued by the trust. The trustee holds the underlying securities on behalf of the holders of Market 2000+ HOLDRS.

Purpose of Market 2000+
HOLDRS..........................    Market 2000+ HOLDRS are designed to achieve
                                    the following:

                                    Diversification. Market 2000+ HOLDRS are designed to allow you to diversify your investments by holding the securities of companies that are traded on a U.S. stock market, through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities. At the time of the initial offering on August 29, 2000, the Market 2000+ HOLDRS consisted of the securities of the largest companies whose common stock or American depositary shares were traded on a U.S. stock market, as measured by worldwide market capitalization on July 7, 2000.

                                    Flexibility. The beneficial owners of Market
                                    2000+ HOLDRS have undivided beneficial
                                    ownership interests in each of the
                                    underlying securities represented by the
                                    Market 2000+ HOLDRS, and can cancel their Market 2000+ HOLDRS to receive each of the underlying securities represented by the Market 2000+ HOLDRS.

                                    Transaction costs. The expenses associated with buying and selling Market 2000+ HOLDRS are expected to be less than buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets....................    The trust holds shares of securities issued
                                    by specified companies that, when initially selected, were the largest companies with securities traded on a U.S. stock market, as measured in terms of worldwide market capitalization on July 7, 2000. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the underlying securities will not change and the securities of a new company will not be added to the securities underlying the Market 2000+ HOLDRS.
                                    Reconstitution events are described in this prospectus under the heading "Description of the Depositary Trust

                                    Agreement-- Distributions" and "Description of the Depositary Trust
                                    Agreement--Reconstitution events." There are currently 59 companies included in the Market 2000+ HOLDRS.

                                    The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Market 2000+HOLDRS..........    The trust has issued, and may continue to
                                    issue, Market 2000+ HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S.-traded securities that are held by the trust. The Market 2000+
                                    HOLDRS themselves are separate from the
                                    underlying securities that are represented by the Market 2000+ HOLDRS.

                                    The following chart provides the

                                    o names of the 59 issuers of the underlying securities represented by a Market 2000+ HOLDR,

                                    o  stock ticker symbols,

                                    o share amounts currently represented by a round-lot of 100 Market 2000+ HOLDRS, and

                                    o  principal U.S. market on which the
                                       underlying securities represented by the
                                       Market 2000+ HOLDRS are traded.

                                                                 Share   Primary Trading
                      Name of Company                 Ticker    Amounts      Market
      -------------------------------------------   ---------- --------- ---------------
      Agere Systems Inc. Class A                      AGRA      0.0431        NYSE
      Agere Systems Inc. Class B                      AGRB      1.0582        NYSE
      American International Group, Inc.               AIG         2          NYSE
      Astrazeneca p.l.c. *                             AZN         4          NYSE
      AT&T Corp.                                        T         1.2         NYSE
      AT&T Wireless Services, Inc.                     AWE      1.9308        NYSE
      AVAYA Inc.                                        AV      0.3333        NYSE
      BellSouth Corporation                            BLS         5          NYSE
      BP p.l.c. *                                       BP         3          NYSE
      Bristol-Myers Squibb Company                     BMY         3          NYSE
      BT Group p.l.c.                                  BTY         2          NYSE
      Cisco Systems, Inc.                              CSCO        3         NASDAQ
      Citigroup Inc.                                    C          3          NYSE
      The Coca-Cola Company                             KO         3          NYSE
      Comcast Corporation                             CMCSA      1.941       NASDAQ
      Dell Inc.                                        DELL        5         NASDAQ
      Deutsche Telekom AG *                             DT         5          NYSE
      Eli Lilly and Company                            LLY         2          NYSE
      EMC Corporation                                  EMC         2          NYSE
      Exxon Mobil Corporation                          XOM         4          NYSE
      France Telecom *                                 FTE         2          NYSE
      General Electric Company                          GE         3          NYSE
      GlaxoSmithKline p.1.c.                           GSK         3          NYSE
      Hewlett-Packard Company                          HPQ         4          NYSE
      Home Depot, Inc.                                  HD         4          NYSE
      Intel Corporation                                INTC        2         NASDAQ
      International Business Machines Corporation      IBM         2          NYSE
      JDS Uniphase Corporation                         JDSU        2         NASDAQ
      Johnson & Johnson                                JNJ         4          NYSE
      LM Ericsson Telephone Company *                 ERICY       0.9        NASDAQ

      Lucent Technologies Inc.                          LU         4          NYSE
      McDATA Corporation                              MCDTA     0.0736       NASDAQ
      Medco Health Solutions                           MHS      0.3618        NYSE
      Merck & Co., Inc.                                MRK         3          NYSE
      Microsoft Corporation                            MSFT        6         NASDAQ
      mmO2 p.l.c.                                      OOM         2          NYSE
      Morgan Stanley Dean Witter & Co.                 MWD         2          NYSE
      Nippon Telegraph and Telephone Corporation *     NTT         3          NYSE
      Nokia Corp. *                                    NOK         4          NYSE
      Nortel Networks Corporation                       NT         2          NYSE
      Novartis AG *                                    NVS         5          NYSE
      Oracle Corporation                               ORCL        4         NASDAQ
      Pfizer Inc.                                      PFE         4          NYSE
      Qwest Communications International Inc.           Q          4          NYSE
      Royal Dutch Petroleum Company  *                  RD         3          NYSE
      SBC Communications Inc.                          SBC         4          NYSE
      Sony Corporation *                               SNE         2          NYSE
      Sun Microsystems, Inc.                           SUNW        4         NASDAQ
      Syngenta AG                                      SYT      1.0386        NYSE
      The St. Paul Travelers Companies Inc.            STA      0.1715        NYSE
      Texas Instruments Incorporated                   TXN         3          NYSE
      Time Warner Inc.                                 TWX         6          NYSE
      Total S.A. *                                     TOT         2          NYSE
      Toyota Motor Corporation *                        TM         2          NYSE
      Verizon Communications                            VZ         4          NYSE
      Viacom Inc.-CL B                                 VIAB        3          NYSE
      Vodafone Group p.l.c. *                          VOD         5          NYSE
      Wal-Mart Stores Inc.                             WMT         4          NYSE
      Zimmer Holdings, Inc.                            ZMH        0.3         NYSE

          --------------------------------
          *The securities of this non-U.S. company trade in the United States as American depositary receipts.


                                    At the time of the initial offering on
                                    August 29, 2000, the companies whose
                                    securities were included in the Market 2000+
                                    HOLDRS generally were considered to be among the 50 largest and most liquid companies, measured by worldwide market capitalization on July 7, 2000, with securities traded on a U.S. stock market. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

                                    The trust only will issue and cancel, and you only may obtain, hold, trade or surrender Market 2000+ HOLDRS in a round-lot of 100 Market 2000+ HOLDRS and round-lot multiples. The trust will only issue Market 2000+ HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Market 2000+ HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Market 2000+ HOLDRS, the trust may require a minimum of more than one round-lot of 100 Market 2000+ HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Market 2000+ HOLDRS.

                                    The number of outstanding Market 2000+
                                    HOLDRS will increase and decrease as a
                                    result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Market 2000+ HOLDRS on a continuous basis when an investor deposits the required number of securities with the trustee.

Purchases.......................    You may acquire Market 2000+ HOLDRS in two
                                    ways:

                                    o  through an in-kind deposit of the
                                       required number of shares of securities
                                       of the underlying issuers with the
                                       trustee, or

                                    o through a cash purchase in the secondary trading market.

Issuance and
cancellation fees...............    If you wish to create Market 2000+ HOLDRS by
                                    delivering to the trust the requisite number of securities represented by a round-lot of 100 Market 2000+ HOLDRS, The Bank of New
                                    York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS. If you wish to cancel your Market 2000+ HOLDRS and withdraw your underlying securities, The Bank of New
                                    York as trustee will charge you a
                                    cancellation fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS.

Commissions.....................    If you choose to deposit underlying
                                    securities in order to receive Market 2000+
                                    HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee, charged by the trustee, described above.

Custody fees....................    The Bank of New York, as trustee and as
                                    custodian, will charge you a quarterly
                                    custody fee of $2.00 for each round-lot of 100 Market 2000+ HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Market 2000+ HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, the record date for which falls in such calendar year.

Rights relating to Market
2000+ HOLDRS....................    You have the right to withdraw the
                                    underlying securities upon request by
                                    delivering a round-lot or integral multiple of a round-lot of Market 2000+ HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Market 2000+ HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of the fractional share. Except with respect to the right to vote for dissolution of the trust, the Market 2000+ HOLDRS themselves will not have voting rights.

Rights relating to the
underlying securities...........    Market 2000+ HOLDRS represents your
                                    beneficial ownership of the underlying
                                    securities. Owners of Market 2000+ HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially in street name outside of Market 2000+ HOLDRS. These include the right to instruct the trustee to vote the underlying securities, to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge
                                    Market 2000+ HOLDRS and the right to
                                    surrender Market 2000+ HOLDRS to receive the underlying securities and other property then represented by the Market 2000+ HOLDRS.
                                    Market 2000+ HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Exchange Act. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Market
                                    2000+ HOLDRS. However, due to the nature of Market 2000+ HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Market
                                    2000+ HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                                    A holder of Market 2000+ HOLDRS is not a registered owner of the underlying securities. In order to become a registered owner, a holder of Market 2000+ HOLDRS would need to surrender their Market 2000+ HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                                    You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Market 2000+ HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Market 2000+ HOLDRS in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                                    The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

                                    There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Market 2000+ HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                                    If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Market 2000+ HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Market 2000+ HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Depositary Trust Agreement -Withdrawal of Underlying Securities."

Ownership rights in fractional
shares in the underlying
securities......................    As a result of distributions of securities
                                    by companies included in the Market 2000+
                                    HOLDRS or other corporate events, such as mergers, a Market 2000+ HOLDR may represent an interest in a fractional share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

                                    In addition, you are entitled to receive
                                    proxy materials and other shareholder
                                    communications and you are entitled to
                                    exercise voting rights proportionate to your
                                    fractional shares. The trustee will
                                    aggregate the votes of all of the share
                                    fractions represented by Market 2000+ HOLDRS
                                    and will vote the largest possible number of
                                    whole shares. If, after aggregation, there
                                    is a fractional remainder, this fraction
                                    will be ignored, because the issuer will
                                    only recognize whole share votes. For
                                    example, if 100,001 round-lots of 100 Market
                                    2000+ HOLDRS are outstanding and each
                                    round-lot of 100 Market 2000+ HOLDR
                                    represents 1.75 shares of an underlying
                                    security, there will be 175,001.75 votes of
                                    the underlying security represented by
                                    Market 2000+ HOLDRS. If holders of 50,000
                                    round-lots of 100 Market 2000+ HOLDRS vote
                                    their underlying securities "yes" and
                                    holders of 50,001 round-lots of 100 Market
                                    2000+ HOLDRS vote their underlying
                                    securities "no", there will be 87,500
                                    affirmative votes and 87,501.75 negative
                                    votes. The trustee will ignore the .75
                                    negative votes and will deliver to the
                                    issuer 87,500 affirmative votes and 87,501
                                    negative votes.
Reconstitution
events...........                   The depositary trust agreement provides for
                                    the automatic distribution of underlying securities from the Market 2000+ HOLDRS to you in the following four circumstances:

                                    A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

                                    B.  If the SEC finds that an issuer of
                                        underlying securities should be
                                        registered as an investment company
                                        under the Investment Company Act of
                                        1940, and the trustee has actual
                                        knowledge of the SEC finding, then the
                                        trustee will distribute the shares of
                                        that company to the owners of the Market
                                        2000+ HOLDRS.

                                    C.  If the underlying securities of an
                                        issuer cease to be outstanding as a
                                        result of a merger, consolidation,
                                        corporate combination or other event,
                                        the trustee will distribute the
                                        consideration paid by and received from
                                        the acquiring company or the securities
                                        received in exchange for the securities
                                        of the underlying issuer whose
                                        securities cease to be outstanding to
                                        the beneficial owners of Market 2000+
                                        HOLDRS, unless the consideration
                                        received consists of securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In this case, the securities received will be treated as additional underlying securities and will be deposited into the trust.

                                    D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

                                    To the extent a distribution of underlying securities from the Market 2000+ HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event. However, any distribution of securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System will be deposited into the trust and will become part of the Market 2000+ HOLDRS.

Termination events..............    A   The Market 2000+ HOLDRS are delisted
                                        from the American Stock Exchange and are not listed for trading on another U.S.
                                        national securities exchange or through
                                        the Nasdaq National Market System within five business days from the date the Market 2000+ HOLDRS are delisted.

                                    B.  The trustee resigns and no successor
                                        trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                                    C.  Beneficial owners of at least 75% of
                                        outstanding Market 2000+ HOLDRS vote to
                                        dissolve and liquidate the trust.

                                    If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

                                    Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Market 2000+ HOLDRS surrendered, along with any taxes or other governmental charges, if any.

United States federal income
tax consequences................    The United States federal income tax laws
                                    will treat a U.S. holder of Market 2000+
                                    HOLDRS as directly owning the underlying securities. The Market 2000+ HOLDRS themselves will not result in any United
                                    States federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing.........................    The Market 2000+ HOLDRS are listed on the
                                    American Stock Exchange under the symbol
                                    "MKH." On October 20, 2004, the last
                                    reported sale price of the Market 2000+
                                    HOLDRS on the American Stock Exchange was
                                    $52.06.

Trading.........................    Investors are only able to acquire, hold,
                                    transfer and surrender a round-lot of 100
                                    Market 2000+ HOLDRS. Bid and ask prices, however, are quoted per single Market 2000+
                                    HOLDRS.

Clearance and settlement........    Market 2000+ HOLDRS have been issued in
                                    book-entry form. Market 2000+ HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The
                                    Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Market 2000+
                                    HOLDRS."

                                    THE TRUST

         General. This discussion highlights information about the Market 2000+ HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Market 2000+ HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

         The Market 2000+ HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of July 26, 2000. The depositary trust agreement was amended on August 18, 2000. The Bank of New York is the trustee. The Market 2000+ HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

         The Market 2000+ HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Market 2000+ HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                       DESCRIPTION OF MARKET 2000+ HOLDRS

         The trust has issued Market 2000+ HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Market 2000+ HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender Market 2000+ HOLDRS in a round-lot of 100 Market 2000+ HOLDRS and round-lot multiples. The trust will only issue Market 2000+ HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Market 2000+ HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Market 2000+ HOLDRS, the trust may require a minimum of more than one round-lot of 100 Market 2000+ HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Market 2000+ HOLDRS.

         Market 2000+ HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Market 2000+ HOLDRS--The Market 2000+ HOLDRS."

         Beneficial owners of Market 2000+ HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Market 2000+ HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Market 2000+ HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Market 2000+ HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Market 2000+ HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Market 2000+ HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

         Market 2000+ HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Market 2000+ HOLDRS are available only in book-entry form. Owners of Market 2000+ HOLDRS hold their Market 2000+ HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         Selection criteria. The underlying securities of the Market 2000+ HOLDRS were, when the Market 2000+ HOLDRS were initially issued on August 29, 2000, the common stocks and American depositary shares of a group of 50 specified companies that, at the time of selection, were among the largest companies whose securities were traded on a U.S. stock market, as measured in terms of worldwide market capitalization on July 7, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

         Due to distributions of securities by underlying issuers, reconstitution events or other events, one or more of the issuers of the underlying securities may no longer have a market capitalization which ranks among the 50 companies with the largest market capitalization whose securities are traded on a U.S. stock market. In this case, the Market 2000+ HOLDRS may consist of securities issued by companies that do not have the largest market capitalization. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security continues to have a leading market capitalization and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by Market 2000+ HOLDRS, please refer to "Highlights of Market 2000+ HOLDRS--The Market 2000+ HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

         No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Market 2000+ HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their affiliates.

         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

         The following table and graph set forth the composite performance of all 59 of the underlying securities represented by a single Market 2000+ HOLDR, measured at the close of each month from January 30, 1998 to August 2004. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

                      Closing                       Closing                       Closing                     Closing
        1998           Price           1999          Price           2000          Price          2001         Price
        ----           ------          ----          ------          ----          ------         ----         -----
January 30........     48.86    January 29.....      75.12    January 31........    93.72    January 31.......  79.97
February 27.......     51.99    February 26....      73.17    February 29.......    95.59    February 28......  69.95
March 31..........     54.51    March 31.......      76.51    March 31.......      103.09    March 30.....      65.92
April 30..........     55.89    April 30..........   77.37    April 28..........    98.57    April 30.........  71.64
May 29............     54.58    May 28............   75.04    May 31............    92.66    May 31...........  69.72
June 30...........     58.34    June 30...........   79.71    June 30...........    96.82    June 29..........  67.05
July 31...........     59.59    July 30...........   77.91    July 31...........    92.83    July 31..........  66.08
August 31.........     51.58    August 31.........   77.91    August 31.........    95.02    August 31........  60.40
September 30......     55.53    September 30......   78.50    September 29......    87.94    September 28.....  57.36
October 30........     59.85    October 29........   85.23    October 31........    86.92    October 31.......  57.96
November 30.......     63.71    November 30.......   91.38    November 30.......    78.16    November 30......  61.20
December 31.......     69.87    December 31.......   99.98    December 29.......    76.15    December 31......  60.88

                      Closing                       Closing                       Closing
        2002           Price         2003            Price         2004            Price
        ----           ------        ----            ------        ----            ------
January 31........     58.83    January 31.....      43.64    January 30........   55.01
February 28.......     57.98    February 28....      42.42    February 27.......   55.37
March 28..........     58.97    March 31.......      42.90    March 31.......      54.04
April 30..........     53.67    April 30..........   46.37    April 30..........   53.32
May 31............     53.05    May 30............   48.32    May 28............   53.47
June 28...........     49.41    June 30...........   48.79    June 30...........   53.84
July 31...........     45.44    July 31...........   48.44    July 30...........   52.29
August 30.........     45.39    August 29.........   48.69    August 31.........   52.24
September 30......     40.54    September 30......   48.59
October 31........     45.85    October 31........   50.72
November 29.......     48.31    November 28.......   51.04
December 31.......     45.01    December 31.......   54.27


                                [GRAPH OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of July 26, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Market 2000+ HOLDRS, provides that Market 2000+ HOLDRS will represent an owner's undivided beneficial ownership interest in the securities of the underlying companies. The depositary trust agreement was amended on August 18, 2000 to modify the reconstitution events, described below.

         The trustee. The Bank of New York serves as trustee for the Market 2000+ HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in New York City, New Jersey and Connecticut, and provides a comprehensive range of corporate and personal trust, securities processing and investment services. In addition, The Bank of New York acts as depositary for some foreign issuers whose American depositary shares are included in the Market 2000+ HOLDRS.

         Issuance, transfer and surrender of Market 2000+ HOLDRS. You may create and cancel Market 2000+ HOLDRS only in round-lots of 100 Market 2000+ HOLDRS. You may create Market 2000+ HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Market 2000+ HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Market 2000+ HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Market 2000+ HOLDRS, the trust may require a minimum of more than one round-lot of 100 Market 2000+ HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Market 2000+ HOLDRS. Similarly, you must surrender Market 2000+ HOLDRS in integral multiples of 100 Market 2000+ HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Market 2000+ HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of Market 2000+ HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Market 2000+ HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Market 2000+ HOLDRS if such securities are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

         You will be obligated to pay any tax or other charge that may become due with respect to Market 2000+ HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Market 2000+ HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Market 2000+ HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your Market 2000+ HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Market 2000+ HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Market 2000+ HOLDRS.

         Further issuances of Market 2000+ HOLDRS. The depositary trust agreement provides for further issuances of Market 2000+ HOLDRS on a continuous basis without your consent.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

         A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

         B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

         C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Market 2000+ HOLDRS, unless the consideration received is securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In such case, the securities received will be treated as additional underlying securities and will be deposited into the trust.

         D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

         To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

         As provided in the amendment to the depositary trust agreement, securities of a new company will be added to the Market 2000+ HOLDRS as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. It is anticipated that most distributions or exchanges of securities will result in the inclusion of new securities in the Market 2000+ HOLDRS.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed as initial depositor within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Market 2000+ HOLDRS will surrender their Market 2000+ HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Market 2000+ HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Market 2000+ HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Market 2000+ HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Market 2000+ HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Market 2000+ HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Market 2000+ HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Market 2000+ HOLDRS.

         Issuance and cancellation fees. If you wish to create Market 2000+ HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS. If you wish to cancel your Market 2000+ HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create Market 2000+ HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be a member of the selling group or another broker, in addition to the issuance fee described above.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Market 2000+ HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Market 2000+ HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

         Governing law. The depositary trust agreement and the Market 2000+ HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Market 2000+ HOLDRS.

         The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         o    General

         The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Market 2000+ HOLDRS for:

     o   an individual who is a citizen or resident of the United States;

     o a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

     o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and

     o any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

         If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Market 2000+ HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Market 2000+s HOLDRS, and partners in such partnerships, should consult their tax advisors.

         This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Market 2000+ HOLDRS as part of a conversion, straddle or other hedging transaction, certain former citizens and residents of the United States and persons subject to the alternative minimum tax. In addition, this discussion generally is limited to investors who will hold the Market 2000+ HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Market 2000+ HOLDRS held by a partnership or other flow through entities. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

         o    Taxation of the trust

         The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

         o    Taxation of Market 2000+ HOLDRS

         A receipt holder purchasing and owning Market 2000+ HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Market 2000+ HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

         Qualified dividend income received in respect of Market 2000+ HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Market 2000+ HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividend-received deduction in respect of dividends received from domestic corporations.

         A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Market 2000+ HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Market 2000+ HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Market 2000+ HOLDRS. Similarly, with respect to sales of Market 2000+ HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Market 2000+ HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

         The distribution of any securities by the trust upon the surrender of Market 2000+ HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The receipt holder's aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

         o    Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Market 2000+ HOLDRS will reduce the amount realized with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

         o Special considerations with respect to underlying securities of foreign issuers

         If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

         As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

         o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

         o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States, and

         o a corporation that is incorporated in a possession of the United States,


but will not include:


         o    a passive foreign investment company (as defined below),

         o a foreign personal holding company (as specially defined in the Code), or

         o    a foreign investment company (as specially defined in the Code).



         If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

         Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

         Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. If any of the underlying securities are securities of a foreign issuer holders of Market 2000+ HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.

         Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a passive foreign investment company (a "PFIC"). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

    o    at least 75% of its gross income is "passive income;" or

    o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

         Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

         If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Market 2000+ HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder has made one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

         o    Non-U.S. receipt holders

         A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim an exemption from, or reduction in, withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

         With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

         A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Market 2000+ HOLDRS or of the underlying securities unless:

     o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

     o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

     o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

         Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

         Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

         The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

         The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to have a plan acquire Market 2000+ HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Market 2000+ HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

         In accordance with the depositary trust agreement, the trust issued Market 2000+ HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Market 2000+ HOLDRS. The trust delivered the initial distribution of Market 2000+ HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

         Investors who purchase Market 2000+ HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the details of their brokerage accounts for details on applicable charges.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions. Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Market 2000+ HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Market 2000+ HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

         Legal matters, including the validity of the Market 2000+ HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of the Market 2000+ HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Market 2000+ HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Market 2000+ HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

         Because the securities of the issuers of the underlying securities are registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities are considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may be also obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         The trust and the selling group and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Market 2000+ HOLDRS. This prospectus relates only to Market 2000+ HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. We have not made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Market 2000+ HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Market 2000+ HOLDRS have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of the prospectus.

         The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1999, 2000, 2001, 2002 and 2003, through September 2004. As a result of the conversion to decimal reporting of trading prices by the markets on which the underlying securities trade, all market prices beginning from January 2001 provided in the following tables are given in decimal form. All historical market prices provided in fractions in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on pages 9 and 10. The primary foreign stock markets on which the securities of the foreign issuers included in the Market 2000+ HOLDRS are listed are described below. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                       AGERE SYSTEMS INC., CLASS A (AGRA)

         Agere Systems, Inc. provides advanced integrated circuit solutions for wireless data, high-density storage, personal connectivity and multi-service networking applications. Agere's wireless data portfolio enables seamless network access and Internet connectivity through WiFi solutions. Agere also provides custom and standard multi-service networking solutions, such as broadband Ethernet components and wireless infrastructure chips, and integrated circuits for high-density storage applications. Agere's customers include PC manufacturers, wireless terminal providers, network equipment suppliers and hard-disk drive providers. Agere's Class A common stock trades on the New York Stock Exchange under the symbol AGRA.

            Closing             Closing             Closing             Closing             Closing             Closing
   1999      Price      2000     Price      2001     Price      2002     Price      2003     Price      2004     Price
   ----      -----      ----     -----      ----     -----      ----     -----      ----     -----      ----     -----

January           *   January         *   January         *   January     5.12    January     1.77    January     3.85
February          *   February        *   February        *   February    4.00    February    1.61    February    3.88
March             *   March           *   March        6.19   March       3.89    March       1.60    March       3.21
April             *   April           *   April        7.00   April       4.24    April       1.79    April       2.26
May               *   May             *   May          7.00   May         3.12    May         2.44    May         2.54
June              *   June            *   June         7.30   June        1.40    June        2.33    June        2.30
July              *   July            *   July         5.53   July        1.90    July        2.81    July        1.24
August            *   August          *   August       5.10   August      1.59    August      3.02    August      1.21
September         *   September       *   September    4.14   September   1.10    September   3.07    September   1.05
October           *   October         *   October      4.60   October     0.87    October     3.48
November          *   November        *   November     5.16   November    1.38    November    3.54
December          *   December        *   December     5.69   December    1.44    December    3.05

The closing price on October 20, 2004 was $1.17.

                        AGERE SYSTEMS INC. CLASS B (AGRB)

         Agere Systems, Inc. provides advanced integrated circuit solutions for wireless data, high-density storage, personal connectivity and multi-service networking applications. Agere's wireless data portfolio enables seamless network access and Internet connectivity through WiFi solutions. Agere also provides custom and standard multi-service networking solutions, such as broadband Ethernet components and wireless infrastructure chips, and integrated circuits for high-density storage applications. Agere's customers include PC manufacturers, wireless terminal providers, network equipment suppliers and hard-disk drive providers. Agere's Class B common stock trades on the New York Stock Exchange under the symbol AGRB.

            Closing             Closing             Closing             Closing             Closing             Closing
   1999      Price      2000     Price      2001     Price      2002     Price      2003     Price      2004     Price
   ----      -----      ----     -----      ----     -----      ----     -----      ----     -----      ----     -----

January           *   January         *   January      *      January        *    January     1.74    January     3.65
February          *   February        *   February     *      February       *    February    1.53    February    3.71
March             *   March           *   March        *      March          *    March       1.50    March       3.12
April             *   April           *   April        *      April          *    April       1.71    April       2.17
May               *   May             *   May          *      May            *    May         2.34    May         2.45
June              *   June            *   June         *      June        1.50    June        2.30    June        2.15
July              *   July            *   July         *      July        1.95    July        2.65    July        1.13
August            *   August          *   August       *      August      1.54    August      2.85    August      1.19
September         *   September       *   September    *      September   0.99    September   2.89    September   1.02
October           *   October         *   October      *      October     0.93    October     3.39
November          *   November        *   November     *      November    1.41    November    3.38
December          *   December        *   December     *      December    1.40    December    2.90

The closing price on October 20, 2004 was $1.11.

                    AMERICAN INTERNATIONAL GROUP, INC. (AIG)

         American International Group, Inc. is a holding company that, through its subsidiaries, provides insurance and insurance-related activities in the United States and abroad. AIG's operations are conducted principally through four business segments: general insurance, life insurance, financial services and retirement savings and asset management. AIG's general insurance subsidiaries write substantially all lines of property and casualty insurance, and its life insurance subsidiaries offer traditional insurance and financial and investment products. AIG's financial services subsidiaries provide a range of financial products and services, including aircraft leasing, consumer and insurance premium financing, capital markets structuring and market-making activities. AIG's retirement savings and asset management operations offer investment services, including variable annuities, mutual funds and investment asset management to individuals and institutions.

           Closing              Closing              Closing            Closing            Closing            Closing
   1999     Price       2000     Price       2001     Price     2002     Price     2003     Price     2004     Price
   ----     -----       ----     -----       ----     -----     ----     -----     ----     -----     ----     -----

January    54 29/32   January   69 37/64   January    85.02   January    74.15   January    54.12   January     69.45
February   60 49/64   February  58 61/64   February   81.80   February   73.97   February   49.29   February    74.00
March      64 21/64   March           73   March      80.50   March      72.14   March      49.45   March       71.35
April      62 13/32   April       73 1/8   April      81.80   April      69.12   April      57.95   April       71.65
May        60 31/32   May        75 3/64   May        81.00   May        66.97   May        57.88   May         73.30
June       62 17/32   June      78 21/64   June       85.01   June       68.23   June       55.18   June        71.28
July       61 15/16   July      87 11/16   July       83.25   July       63.92   July       64.20   July        70.65
August     61 51/64   August     89 9/64   August     78.20   August     62.80   August     59.57   August      71.24
September  57 61/64   September 95 11/16   September  78.00   September  54.70   September  57.70   September   67.99
October      68 5/8   October         98   October    78.60   October    62.55   October    60.83
November   69 11/64   November  96 15/16   November   82.40   November   65.15   November   57.95
December    72 5/64   December   98 9/16   December   79.40   December   57.85   December   66.28

The closing price on October 20, 2004 was $57.60.


                            ASTRAZENECA P.L.C. (AZN)

         AstraZeneca p.l.c. is an international research-based pharmaceutical company engaged in the development, manufacture and marketing of prescription pharmaceutical products. AstraZeneca's product portfolio includes medicines to treat diseases such as gastrointestinal disorders, cardiovascular disease and respiratory and central nervous system disorders. AstraZeneca also has non-pharmaceutical businesses, which develop and market advanced medical devices and implants and provide various diagnostic services to health insurers, oncologists and other specialists. American depositary receipts evidencing American depositary shares of AstraZeneca are included in the Market 2000 HOLDRS and are traded on the New York Stock Exchange. Shares of AstraZeneca also trade on the London International Stock Exchange.

           Closing             Closing              Closing              Closing              Closing              Closing
   1999     Price      2000     Price       2001     Price       2002     Price       2003     Price       2004     Price
   ----     -----      ----     -----       ----     -----       ----     -----       ----     -----       ----     -----

January         47   January         38   January    44.41     January    46.99     January    34.34     January     48.27
February   41 1/16   February    33 1/8   February   46.25     February   50.98     February   32.12     February    48.62
March      47 1/16   March       40 1/2   March      48.25     March      49.59     March      34.31     March       46.73
April       39 1/4   April       42 1/8   April      47.52     April      46.55     April      39.87     April       47.85
May         39 3/8   May        42 1/16   May        47.82     May        43.72     May        41.24     May         46.90
June       39 3/16   June        46 1/2   June       46.75     June       41.00     June       40.77     June        45.64
July        36 3/4   July        42 3/4   July       50.45     July       36.59     July       40.22     July        44.92
August      39 3/8   August     45 9/16   August     48.50     August     29.15     August     39.65     August      46.53
September   42 1/4   September  52 9/16   September  46.70     September  30.57     September  43.40     September   41.13
October     45 3/4   October   47 11/16   October    45.11     October    37.55     October    47.68
November    44 1/2   November   51 7/16   November   45.45     November   37.84     November   45.95
December    41 3/4   December    51 1/2   December   46.60     December   35.09     December   48.38

The closing price on October 20, 2004 was $39.63.

                                 AT&T CORP. (T)

         AT&T Corp. provides voice, data and video communications services to businesses, consumers and government entities. AT&T's services include domestic and international long distance, regional, and local communications services and Internet communications services. AT&T also provides directory and calling card services to support its communications business. The Business Services segment provides a broad range of communications services and customized solutions, including long distance, international and toll-free voice services, data and Internet Protocol services for a variety of network standards, managed networking services and outsourcing solutions, and wholesale transport services. The Consumer Services segment provides domestic and international long distance and transaction-based services to residential consumers in the United States.

           Closing             Closing              Closing              Closing              Closing              Closing
   1999     Price      2000     Price       2001     Price       2002     Price       2003     Price       2004     Price
   ----     -----      ----     -----       ----     -----       ----     -----       ----     -----       ----     -----

January      60 1/2  January     52 3/4   January    23.99     January    17.70     January    19.48     January     19.46
February     54 3/4  February    49 3/8   February   23.00     February   15.54     February   18.54     February    20.03
March      53 13/64  March      56 5/16   March      21.30     March      15.70     March      16.20     March       19.57
April        50 1/2  April       46 5/8   April      22.28     April      13.12     April      17.05     April       17.15
May          55 1/2  May       34 11/16   May        21.17     May        11.97     May        19.45     May         16.58
June       55 13/16  June      31 13/16   June       22.00     June       10.70     June       19.25     June        14.63
July         52 1/8  July      30 15/16   July       20.21     July       10.18     July       21.26     July        15.10
August           45  August      31 5/8   August     19.04     August     12.22     August     22.30     August      14.78
September    43 1/2  September       29   September  19.30     September  12.01     September  21.55     September   14.32
October      46 3/4  October    23 3/16   October    15.25     October    13.04     October    18.59
November     55 7/8  November    19 5/8   November   17.49     November   28.04     November   19.83
December   50 13/16  December    17 1/4   December   18.14     December   26.11     December   20.30

The closing price on October 20, 2004 was $15.58.


                       AT&T WIRELESS SERVICES, INC. (AWE)

         AT&T Wireless Services, Inc. is a provider of wireless voice and data services using time division multiple access (TDMA), global system for mobile communications (GSM) and general packet radio service (GPRS) technologies. AT&T Wireless Services offers wireless voice and data communications services to residential and business consumers in the United States. Through a wholly-owned subsidiary, AT&T Wireless Services also develops multimedia content, applications and services that can be offered over its data networks. On February 17, 2004, AT&T Wireless Services entered into a merger agreement with Cingular Wireless LLC and certain of its affiliates. AT&T Wireless Services was spun off from AT&T Corp. in July 2001. Prior to that time AT&T Wireless Services, Inc. traded as a tracking stock of AT&T Corp., as AT&T Wireless Group. The historical prices listed below from March 2000 through July 2001 reflect the performance of AT&T Wireless Group as a tracking stock.

           Closing              Closing              Closing           Closing             Closing              Closing
   1999     Price     2000       Price       2001     Price     2002    Price      2003     Price       2004     Price
   ----     -----     ----       -----       ----     -----     ----    -----      ----     -----       ----     -----

January       *     January        *       January    25.97   January   11.50   January     6.07    January      11.05
February      *     February       *       February   21.01   February  10.09   February    5.91    February     13.58
March         *     March          *       March      19.18   March      8.95   March       6.60    March        13.61
April         *     April       31 15/16   April      20.10   April      8.95   April       6.46    April        13.81
May           *     May          28 9/16   May        17.90   May        8.11   May         7.77    May          14.16
June          *     June              27   June       16.35   June       5.85   June        8.21    June         14.32
July          *     July          27 7/8   July       18.69   July       4.69   July        8.53    July         14.44
August        *     August       26 5/64   August     15.50   August     4.94   August      8.62    August       14.62
September     *     September     20 7/8   September  14.94   September  4.12   September   8.18    September    14.78
October       *     October     24 15/16   October    14.44   October    6.87   October     7.25
November      *     November          18   November   13.97   November   7.55   November    7.50
December      *     December     17 5/16   December   14.37   December   5.65   December    7.99

The closing price on October 20, 2004 was $14.84.

                                 AVAYA INC. (AV)

         Avaya Inc. is a provider of communications systems applications and services for businesses, government agencies and other organizations. Avaya offers converged voice and data networks, traditional voice communications systems, customer relationship management, unified communications systems and structured cabling products. Avaya offers client support services, including remote diagnostics testing of its systems, installation of its products, on-site repair and maintenance.

           Closing             Closing              Closing             Closing            Closing             Closing
   1999     Price     2000      Price       2001     Price      2002     Price     2003     Price      2004     Price
   ----     -----     ----      -----       ----     -----      ----     -----     ----     -----      ----     -----

January       *     January       *       January    17.50    January    8.60    January     2.52    January    17.38
February      *     February      *       February   14.00    February   5.35    February    2.19    February   17.15
March         *     March         *       March      13.00    March      7.38    March       2.04    March      15.88
April         *     April         *       April      14.79    April      6.14    April       3.90    April      13.68
May           *     May           *       May        16.20    May        6.92    May         6.62    May        15.83
June          *     June          *       June       13.70    June       4.95    June        6.46    June       15.79
July          *     July          *       July       12.53    July       1.49    July        9.60    July       14.65
August        *     August        *       August     11.36    August     2.10    August     10.45    August     12.12
September     *     September  22 15/16   September   9.90    September  1.43    September  10.90    September  13.94
October       *     October     13 7/16   October     8.93    October    2.00    October    12.94
November      *     November   11 11/16   November   11.37    November   2.90    November   13.60
December      *     December    10 5/16   December   12.15    December   2.45    December   12.94

The closing price on October 20, 2004 was $13.27.


                           BELLSOUTH CORPORATION (BLS)

         BellSouth Corporation provides a broad range of telecommunications services in the United States and international wireless telecommunications services. BellSouth's operations are divided into the communications group, domestic wireless, Latin America group and advertising and publishing group. Its wireline communications segment offers local exchange, network access, long-distance and data services. BellSouth also provides voice, broadband, e-commerce, DSL high-speed Internet access and other services.

           Closing              Closing              Closing            Closing            Closing            Closing
   1999     Price       2000     Price       2001     Price     2002     Price     2003     Price     2004     Price
   ----     -----       ----     -----       ----     -----     ----     -----     ----     -----     ----     -----

January      44 5/8   January    47 1/16   January    42.14   January    40.00   January    22.78   January    29.23
February     46 1/2   February   40 9/16   February   41.96   February   38.76   February   21.67   February   27.56
March       40 1/16   March       46 7/8   March      40.92   March      36.86   March      21.67   March      27.69
April        44 1/2   April     48 11/16   April      41.96   April      30.35   April      25.49   April      25.81
May         47 3/16   May       46 11/16   May        41.23   May        33.28   May        26.51   May        24.96
June         46 1/8   June        42 5/8   June       40.27   June       31.50   June       26.63   June       26.22
July        48 1/16   July      39 13/16   July       40.70   July       26.85   July       25.47   July       27.09
August       45 1/4   August     37 5/16   August     37.30   August     23.32   August     25.20   August     26.76
September        45   September   40 1/2   September  41.55   September  18.36   September  23.68   September  27.12
October          45   October    48 5/16   October    37.00   October    26.15   October    26.31
November    46 1/16   November  41 13/16   November   38.50   November   27.80   November   26.03
December   46 13/16   December  40 15/16   December   38.15   December   25.87   December   28.30

The closing price on October 20, 2004 was $27.91.

                                 BP P.L.C. (BP)

         BP p.l.c. is an oil and gas company that develops and markets oil and petroleum products throughout the world and is involved in exploration, oil field development and the manufacture of petroleum-based chemical products and related activities. BP's main businesses include: oil and gas exploration and production; gas power and renewables; refining and marketing; and chemicals. American depositary receipts evidencing American depositary shares of BP are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of BP also trade on the London International Stock Exchange.

            Closing              Closing              Closing            Closing             Closing             Closing
   1999      Price       2000     Price       2001     Price     2002     Price      2003     Price      2004     Price
   ----      -----       ----     -----       ----     -----     ----     -----      ----     -----      ----     -----

January      40 9/16   January     53 3/4   January    51.50   January    46.72    January    39.01    January    47.60
February      42 1/2   February   47 1/16   February   49.60   February   49.55    February   38.11    February   49.20
March         50 1/2   March       53 1/4   March      49.62   March      53.10    March      38.59    March      51.20
April       56 19/32   April           51   April      54.08   April      50.80    April      38.54    April      52.90
May         53 19/32   May        54 9/16   May        53.39   May        51.07    May        41.89    May        53.00
June          54 1/4   June        56 5/8   June       49.85   June       50.49    June       42.02    June       53.57
July        57 15/16   July       52 5/16   July       49.42   July       46.40    July       41.55    July       56.36
August      55 59/64   August      55 1/4   August     50.88   August     46.80    August     41.72    August     53.70
September   55 13/32   September       53   September  49.17   September  39.90    September  42.10    September  57.53
October       57 3/4   October   50 15/16   October    48.34   October    38.45    October    42.38
November    60 15/16   November   47 7/16   November   44.17   November   39.21    November   42.69
December     59 5/16   December    47 7/8   December   46.51   December   40.65    December   49.35

The closing price on October 20, 2004 was $59.14.


                       BRISTOL-MYERS SQUIBB COMPANY (BMY)

         Bristol-Myers Squibb Company is a producer and distributor of pharmaceutical and other healthcare-related products. These products include: cardiovascular, anti-cancer, anti-infective and central nervous system prescription pharmaceuticals; consumer medicines such as analgesics; personal care such as skin and hair care products, cold remedies and deodorants; nutritional products; and medical devices. Bristol-Myers markets and sells its products to the retail and wholesale markets domestically and internationally, and some of its products are also sold directly to other pharmaceutical companies, hospitals and healthcare professionals.

            Closing             Closing               Closing             Closing             Closing             Closing
   1999      Price      2000     Price      2001       Price     2002      Price     2003      Price     2004      Price
   ----      -----      ----     -----      ----       -----     ----      -----     ----      -----     ----      -----

January       64 1/8  January     66 1/4   January     61.89   January     45.37   January     23.59   January     28.05
February    62 31/32  February    57 1/4   February    63.41   February    47.00   February    23.30   February    27.82
March         64 1/8  March           58   March       59.40   March       40.49   March       21.13   March       24.23
April        63 9/16  April      52 7/16   April       56.00   April       28.80   April       25.54   April       25.10
May           68 3/4  May        55 1/16   May         54.24   May         31.12   May         25.60   May         25.27
June         70 7/16  June        58 1/4   June        52.30   June        25.70   June        27.15   June        24.50
July          66 1/2  July        49 3/8   July        59.14   July        23.43   July        26.20   July        22.90
August        70 3/8  August     53 1/64   August      56.14   August      24.95   August      25.37   August      23.73
September     67 1/2  September   57 1/2   September   55.56   September   23.80   September   25.66   September   23.67
October     76 13/16  October   60 15/16   October     53.45   October     24.61   October     25.37
November          73  November   69 5/16   November    53.76   November    26.50   November    26.35
December     64 3/16  December  73 15/16   December    51.00   December    23.15   December    28.60

The closing price on October 20, 2004 was $23.35.

                              BT GROUP P.L.C. (BTY)

         BT Group p.l.c. has several lines of businesses, including BT Retail, BT Wholesale and BT Global Services. BT provides telecommunication services in the United Kingdom and Europe. BT also offers Internet services and information technology solutions. American depositary receipts evidencing American depositary shares of BT are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of BT Group also trade on the London International Stock Exchange.

            Closing               Closing              Closing              Closing             Closing            Closing
   1999      Price       2000      Price      2001      Price     2002       Price     2003      Price     2004     Price
   ----      -----       ----      -----      ----      -----     ----       -----     ----      -----     ----     -----

January      155 7/8   January         196   January    105.90   January     32.05   January     29.24   January    32.40
February     175 5/8   February    178 1/4   February    84.75   February    36.65   February    25.55   February   33.66
March       164 3/16   March       188 1/8   March       74.30   March       40.18   March       25.44   March      33.39
April        167 3/4   April           183   April       80.90   April       37.50   April       29.07   April      32.09
May              168   May         145 3/4   May         62.59   May         40.79   May         32.09   May        34.08
June         171 1/4   June        132 1/4   June        64.65   June        38.12   June        33.66   June       36.60
July             176   July        133 1/8   July        69.45   July        31.63   July        31.71   July       34.64
August       154 1/8   August      127 3/4   August      62.61   August      31.26   August      29.35   August     33.20
September  154 15/16   September  107 1/16   September   51.15   September   25.84   September   30.30   September  32.95
October          180   October         119   October     50.09   October     28.60   October     32.05
November     204 1/2   November     86 1/8   November    38.30   November    32.90   November    30.25
December         238   December     86 3/4   December    36.75   December    31.33   December    34.22

The closing price on October 20, 2004 was $33.78.


                           CISCO SYSTEMS, INC. (CSCO)

         Cisco Systems, Inc. manufactures and sells networking and communications products. Cisco's products include hardware and software products that link computer networks both internally and externally and provides networking capability for the Internet. Cisco produces a range of products that connect computing devices to networks and connect networks with each other. Cisco provides routing products, which connect companies' private networks together, switches to control network data traffic, services to access networks from any location, network development and design. Cisco markets its products to corporations, public institutions, telecommunications companies and commercial enterprises.

            Closing               Closing             Closing             Closing             Closing            Closing
   1999      Price      2000       Price      2001     Price     2002      Price     2003      Price     2004     Price
   ----      -----      ----       -----      ----     -----     ----      -----     ----      -----     ----     -----

January     27 57/64   January     54 3/4   January    37.44   January     19.80   January     13.37   January    25.71
February    24 29/64   February   66 3/32   February   23.69   February    14.27   February    13.98   February   23.16
March       27 25/64   March      77 5/16   March      15.81   March       16.93   March       12.98   March      23.57
April       28 33/64   April     69 21/64   April      16.98   April       14.65   April       15.00   April      20.91
May           27 1/4   May       56 15/16   May        19.26   May         15.78   May         16.41   May        22.37
June          32 1/4   June       63 9/16   June       18.20   June        13.95   June        16.79   June       23.70
July         31 1/16   July       65 7/16   July       19.22   July        13.19   July        19.49   July       20.92
August      33 29/32   August      68 5/8   August     16.33   August      13.82   August      19.14   August     18.76
September    34 9/32   September   55 1/4   September  12.18   September   10.48   September   19.59   September  18.10
October           37   October     53 7/8   October    16.92   October     11.18   October     20.93
November    44 19/32   November    47 7/8   November   20.44   November    14.92   November    22.70
December     53 9/16   December    38 1/4   December   18.11   December    13.10   December    24.23

The closing price on October 20, 2004 was $18.45.

                               CITIGROUP INC. (C)

         Citigroup Inc. is a diversified global financial services company that operates businesses that provide a range of financial services to consumer and corporate customers in the United States and internationally. Citigroup's consumer activities include banking, lending and investment services. Its corporate and investment banking activities provide corporations, governments, institutions and investors with financial products and securities underwriting services. Citigroup's investment management and private banking activities include asset management services to mutual funds and institutional and individual investors and personalized wealth management services.

            Closing             Closing              Closing            Closing            Closing            Closing
   1999      Price      2000     Price      2001      Price     2002     Price     2003     Price     2004     Price
   ----      -----      ----     -----      ----      -----     ----     -----     ----     -----     ----     -----

January     28 1/32   January     42 3/4   January    55.97   January    47.40   January    34.35   January    49.48
February     29 3/8   February  38 55/64   February   49.18   February   45.25   February   33.34   February   50.26
March      31 15/16   March     44 29/32   March      44.98   March      49.52   March      34.45   March      51.70
April       37 7/16   April     44 43/64   April      49.15   April      43.30   April      39.25   April      48.09
May          33 1/8   May       46 41/64   May        51.25   May        43.18   May        41.02   May        46.43
June         35 5/8   June      45 21/64   June       52.84   June       38.75   June       42.80   June       46.50
July       33 27/64   July        52 7/8   July       50.21   July       33.54   July       44.80   July       44.09
August     33 21/64   August    58 25/64   August     45.80   August     32.75   August     43.35   August     46.58
September        33   September  54 1/16   September  40.50   September  29.65   September  45.51   September  44.12
October    40 11/16   October    52 5/18   October    45.52   October    36.95   October    47.40
November   40 13/32   November  49 13/16   November   47.90   November   38.88   November   47.03
December   41 49/64   December   51 1/16   December   50.48   December   35.19   December   48.54

The closing price on October 20, 2004 was $43.29.


                           THE COCA-COLA COMPANY (KO)

         The Coca-Cola Company manufactures and sells carbonated and non-carbonated beverage concentrates, including fountain-drink syrups, finished beverages and juice products. Coca-Cola's beverage brands include Coke, Diet Coke, Sprite, Fanta, Minute Maid juices and Dasani water. Coca-Cola markets and sells its soft drinks, concentrates and syrups to third-party bottlers and wholesalers who package the products with Coca-Cola trademarks and through its own direct sales force and third-party distributors.

            Closing              Closing              Closing             Closing             Closing             Closing
   1999      Price      2000      Price      2001      Price     2002      Price     2003      Price     2004      Price
   ----      -----      ----      -----      ----      -----     ----      -----     ----      -----     ----      -----

January     65 5/16   January    57 7/16   January     58.00   January     43.75   January     40.46   January     49.24
February     63 7/8   February    48 5/8   February    53.03   February    47.39   February    40.22   February    49.96
March        61 3/8   March     46 15/16   March       45.16   March       52.26   March       40.48   March       50.30
April       68 1/16   April       47 1/4   April       46.19   April       55.51   April       40.40   April       50.57
May          68 1/2   May         53 3/8   May         47.40   May         55.56   May         45.57   May         51.35
June             62   June       57 7/16   June        45.00   June        56.00   June        46.41   June        50.48
July        60 9/16   July       61 5/16   July        44.60   July        49.94   July        44.97   July        43.86
August     59 13/16   August    52 41/64   August      48.67   August      51.00   August      43.52   August      44.71
September    48 1/4   September   55 1/8   September   46.85   September   47.96   September   42.96   September   40.05
October          59   October     60 3/8   October     47.88   October     46.48   October     46.40
November    67 3/16   November    62 5/8   November    46.96   November    45.64   November    46.50
December     58 1/4   December  60 15/16   December    47.15   December    43.84   December    50.75

The closing price on October 20, 2004 was $39.45.

                           COMCAST CORPORATION (CMCSA)

         Comcast Corporation is involved in the management and operation of cable communications networks and in the management of programming content over cable and satellite television networks. Comcast's cable operation involves the development, management and operation of broadband communications networks, including video, high-speed Internet and phone service. Comcast's content operation is conducted through a variety of consolidated subsidiaries.

            Closing             Closing             Closing             Closing             Closing            Closing
   1999      Price     2000      Price     2001      Price     2002      Price     2003      Price     2004     Price
   ----      -----     ----      -----     ----      -----     ----      -----     ----      -----     ----     -----

January      65.00   January     43.12   January     42.31   January     35.80   January     26.63   January    34.10
February     67.88   February    40.00   February    42.56   February    34.74   February    29.22   February   29.95
March        61.50   March       41.25   March       41.19   March       33.45   March       28.59   March      28.76
April        62.88   April       39.00   April       43.15   April       28.19   April       31.90   April      30.16
May          36.06   May         37.56   May         40.46   May         29.66   May         30.01   May        28.95
June         35.81   June        38.88   June        42.95   June        24.20   June        30.18   June       28.10
July         35.69   July        33.75   July        37.30   July        21.72   July        30.48   July       27.40
August       29.44   August      36.69   August      36.49   August      24.56   August      29.76   August     28.17
September    36.06   September   40.69   September   35.55   September   21.33   September   30.82   September  28.24
October      38.00   October     40.12   October     35.67   October     23.44   October     33.87
November     42.12   November    37.50   November    37.85   November    23.44   November    31.60
December     47.88   December    41.31   December    36.00   December    23.57   December    32.79

The closing price on October 20, 2004 was $28.36.


                        DELL COMPUTER CORPORATION (DELL)

         Dell Computer Corporation is a computer systems company and a provider of computing products and services. Dell's products include desktop and notebook computers, network servers, storage products, hardware and software. Dell also offers consulting and financial services to its customers. Dell's customers include corporations, institutions, organizations and individual consumers. Dell offers services such as custom-designed computer systems, telephone and online technical support and on-site product service.

             Closing              Closing               Closing             Closing             Closing             Closing
   1999       Price      2000      Price      2001       Price     2002      Price     2003      Price     2004      Price
   ----       -----      ----      -----      ----       -----     ----      -----     ----      -----     ----      -----

January           50   January     38 7/16   January     26.13   January     27.49   January     23.86   January     33.44
February     40 1/16   February   40 13/16   February    21.88   February    24.69   February    26.96   February    32.65
March         40 7/8   March      53 15/16   March       25.69   March       26.11   March       27.31   March       33.62
April        41 3/16   April        50 1/8   April       26.24   April       26.34   April       28.98   April       34.78
May          34 7/16   May          43 1/8   May         24.36   May         26.85   May         31.37   May         35.24
June              37   June        49 5/16   June        26.15   June        26.14   June        31.84   June        35.82
July          40 7/8   July       43 15/16   July        26.93   July        24.93   July        33.68   July        35.47
August      48 13/16   August       43 5/8   August      21.38   August      26.62   August      32.62   August      34.84
September   41 13/16   September  30 13/16   September   18.53   September   23.51   September   33.42   September   35.60
October       40 1/8   October      29 1/2   October     23.98   October     28.61   October     36.00
November          43   November     19 1/4   November    27.93   November    28.60   November    34.57
December          51   December    17 7/16   December    27.18   December    26.74   December    33.98

The closing price on October 20, 2004 was $35.37.

                            DEUTSCHE TELEKOM AG (DT)

         Deutsche Telekom AG is a European telecommunications provider. The company offers a range of fixed-line voice telephony products and services, including T-Mobile. The company uses the information standard known as Integrated Services Digital Network (ISDN) to provide high-speed digital access lines and service lines to its customers. Deutsche Telekom AG also provides asymmetric digital subscriber lines and Internet products. Deutsche Telekom AG provides services in the United States and other countries. American depositary receipts evidencing American depositary shares of Deutsche Telekom AG are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of Deutsche Telekom AG also trade on German and Japanese Stock Exchanges.

            Closing               Closing              Closing             Closing             Closing             Closing
   1999      Price       2000      Price      2001      Price     2002      Price     2003      Price     2004      Price
   ----      -----       ----      -----      ----      -----     ----      -----     ----      -----     ----      -----

January       45 1/4   January     69 5/8   January     33.34   January     14.81   January     12.52   January     19.90
February      45 5/8   February   84 5/16   February    24.57   February    14.09   February    11.47   February    19.67
March        40 7/16   March       80 1/4   March       23.19   March       14.98   March       11.02   March       18.04
April         38 3/4   April       67 1/2   April       25.71   April       13.23   April       13.40   April       17.08
May          39 9/16   May         61 3/4   May         21.00   May         10.80   May         15.02   May         16.84
June          42 1/4   June        56 3/4   June        22.45   June         9.31   June        15.20   June        17.71
July         40 7/16   July        43 1/2   July        21.71   July        11.32   July        15.05   July        16.67
August        44 3/8   August    38 15/16   August      15.55   August      11.00   August      14.34   August      17.53
September   41 13/16   September   34 1/4   September   15.50   September    8.27   September   14.44   September   18.66
October           46   October    38 3/16   October     15.50   October     11.38   October     15.61
November      56 7/8   November   32 5/16   November    16.91   November    12.21   November    16.48
December          71   December    29 1/4   December    16.90   December    12.70   December    18.13

The closing price on October 20, 2004 was $18.75.


                           ELI LILLY AND COMPANY (LLY)

         Eli Lilly and Company discovers, develops, manufactures and sells pharmaceutical products. Research efforts are primarily directed toward discovering and developing products to diagnose and treat disease in humans. Eli Lilly products include neuroscience products such as Prozac, endocrine products, anti-infectives, cardiovascular agents, oncology products, and animal health products for cattle, poultry and swine. Eli Lilly's pharmaceutical products are distributed primarily through independent wholesale distribution outlets and marketed through its own direct sales force.

            Closing              Closing              Closing             Closing             Closing             Closing
   1999      Price      2000      Price      2001      Price     2002      Price     2003      Price     2004      Price
   ----      -----      ----      -----      ----      -----     ----      -----     ----      -----     ----      -----

January    93 11/16   January     66 7/8   January     78.80   January     75.10   January      60.24   January     68.04
February     94 1/2   February   59 7/16   February    79.46   February    15.73   February     56.56   February    73.94
March        84 7/8   March       62 5/8   March       76.66   March       76.20   March        57.15   March       66.90
April        73 5/8   April       77 1/8   April       85.00   April       66.05   April        63.82   April       73.81
May         71 7/16   May         76 1/8   May         84.70   May         64.70   May          59.77   May         73.67
June         71 5/8   June        99 7/8   June        74.00   June        56.40   June         68.97   June        69.91
July       65 11/16   July       103 7/8   July        79.28   July        58.42   July         65.84   July        63.72
August       74 5/8   August     73 1/64   August      77.63   August      58.05   August       66.53   August      63.45
September   64 3/16   September   81 1/8   September   80.70   September   55.34   September    59.40   September   60.05
October      68 7/8   October     89 3/8   October     76.50   October     55.50   October      66.62
November   72 11/64   November  93 11/16   November    82.67   November    68.30   November     68.80
December     66 1/2   December   93 1/16   December    78.54   December    63.50   December     70.33

The closing price on October 20, 2004 was $55.10.

                              EMC CORPORATION (EMC)

         EMC Corporation designs, manufactures and markets networked storage platforms, software and related services. EMC's systems and software are used by businesses to retrieve data from their own computer systems and act as a central repository for the information. EMC's products allow a customer whose network is based on a variety of different hardware and software systems to manage, share and protect its critical information. EMC markets and sells its products through its own direct sales force, distributors, resellers and original equipment manufacturers.

            Closing              Closing              Closing             Closing             Closing            Closing
   1999      Price      2000      Price     2001       Price    2002       Price    2003       Price    2004      Price
   ----      -----      ----      -----     ----       -----    ----       -----    ----       -----    ----      -----

January      27 7/32  January     53 5/8  January      75.99  January      16.40  January       7.70  January     14.04
February    25 19/32  February    59 1/2  February     39.76  February     10.92  February      7.39  February    14.32
March       31 15/16  March           63  March        29.40  March        11.92  March         7.23  March       13.61
April       27 15/64  April       69 3/4  April        39.60  April         9.14  April         9.09  April       11.16
May          25 7/64  May        58 5/32  May          31.60  May           7.25  May          10.82  May         11.24
June          27 1/2  June            77  June         29.25  June          7.55  June         10.47  June        11.40
July         30 7/32  July        85 5/8  July         19.72  July          7.50  July         10.64  July        10.97
August      29 15/16  August          98  August       15.46  August        6.76  August       12.75  August      10.77
September   35 11/16  September   99 1/2  September    11.75  September     4.57  September    12.63  September   11.54
October       36 1/2  October    89 1/16  October      12.32  October       5.11  October      13.84
November    41 27/32  November    74 3/8  November     16.79  November      7.33  November     13.75
December      54 5/8  December    66 1/2  December     13.44  December      6.14  December     12.92

The closing price on October 20, 2004 was $12.61.


                          EXXON MOBIL CORPORATION (XOM)

         Exxon Mobil Corporation develops and markets energy products in the United States and internationally. Exxon Mobil is engaged in the exploration, production, transportation and sale of crude oil, natural gas and petroleum products. In addition, Exxon Mobil manufactures petrochemicals, packaging films and specialty chemicals. Exxon Mobil also participates in electric power generation and other businesses.

            Closing             Closing             Closing             Closing             Closing             Closing
   1999      Price      2000     Price      2001     Price      2002     Price      2003     Price      2004     Price
   ----      -----      ----     -----      ----     -----      ----     -----      ----     -----      ----     -----

January       35 1/8  January   41 23/32  January    42.08    January    39.05    January    34.15    January    40.79
February     33 9/32  February  37 21/32  February   40.53    February   41.30    February   34.02    February   42.17
March        35 9/32  March     38 31/32  March      40.50    March      43.83    March      34.95    March      41.59
April       41 17/32  April     38 27/32  April      44.30    April      40.17    April      35.20    April      42.55
May         39 15/16  May       41 21/32  May        44.38    May        39.93    May        36.40    May        43.25
June         38 9/16  June        39 1/4  June       43.67    June       40.92    June       35.91    June       44.41
July        39 11/16  July            40  July       41.76    July       36.76    July       35.58    July       46.30
August       39 7/16  August    40 53/64  August     40.15    August     35.45    August     37.70    August     46.10
September         38  September 44 35/64  September  39.40    September  31.90    September  36.60    September  48.33
October      37 1/32  October   44 19/32  October    39.45    October    33.66    October    36.58
November    39 21/32  November        44  November   37.40    November   34.80    November   36.20
December     40 9/32  December  43 15/32  December   39.30    December   34.94    December   41.00

The closing price on October 20, 2004 was $48.87.

                              FRANCE TELECOM (FTE)

         France Telecom provides telecommunications products and services to residential, professional and large business customers, including other telecommunications providers, throughout Europe. It also provides wireless and Internet products and services. France Telecom is also a mobile telecommunications service provider offering a wide range of telephony and paging services. In addition to providing wireline and wireless communications services, France Telecom provides voice, data and image transmission. American depositary receipts evidencing American depositary shares of France Telecom are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of France Telecom also trade on the Paris Stock Exchange.

            Closing             Closing               Closing             Closing              Closing             Closing
   1999      Price      2000     Price      2001       Price     2002      Price     2003       Price     2004      Price
   ----      -----      ----     -----      ----       -----     ----      -----     ----       -----     ----      -----

January          93   January    132 1/8   January     92.25   January     32.06   January      25.98   January     29.81
February    91 5/16   February   164 1/2   February    60.09   February    26.20   February     22.08   February    27.68
March      80 11/16   March    176 15/16   March       58.05   March       30.41   March        22.81   March       25.64
April            81   April    158 15/16   April       72.65   April       24.60   April        23.28   April       23.95
May          77 1/2   May       145 1/16   May         55.60   May         18.82   May          25.03   May         24.23
June             77   June       142 1/2   June        48.30   June         9.38   June         24.65   June        26.28
July         71 3/8   July           129   July        45.35   July        14.65   July         26.29   July        24.73
August       78 1/2   August    115 5/16   August      32.95   August      12.73   August       24.80   August      23.60
September   87 1/16   September  105 1/4   September   31.99   September    6.98   September    23.24   September   25.00
October      96 3/4   October    107 3/8   October     37.49   October     11.67   October      24.24
November   116 1/16   November   85 1/16   November    38.90   November    17.85   November     25.84
December    133 1/2   December  85 11/16   December    39.99   December    17.77   December     28.59

The closing price on October 20, 2004 was $26.61.


                          GENERAL ELECTRIC COMPANY (GE)

         General Electric Company is a diversified industrial corporation engaged in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity. GE's products include appliances, lighting products, aircraft engines and plastics. General Electric also offers electrical product supply services, electrical apparatus installation, engineering, repair and rebuilding services, and computer-related information services. Through its subsidiary, the National Broadcasting Company, Inc. (NBC), General Electric delivers network television services; operates television stations; and provides cable, Internet, multimedia programming and distribution services. Through its subsidiary, General Electric Capital Services, Inc., General Electric offers a range of financial and related services.

            Closing             Closing              Closing             Closing             Closing             Closing
   1999      Price      2000     Price      2001      Price     2002      Price     2003      Price     2004      Price
   ----      -----      ----     -----      ----      -----     ----      -----     ----      -----     ----      -----

January     34 61/64  January   44 43/64  January     45.98  January      37.15  January      23.14  January     33.63
February     33 7/16  February    44 1/8  February    46.50  February     38.50  February     24.05  February    32.52
March         36 7/8  March       51 7/8  March       41.86  March        37.40  March        25.50  March       30.52
April         35 1/8  April     52 27/64  April       48.53  April        31.55  April        29.45  April       29.95
May         33 57/64  May         52 5/8  May         49.00  May          31.14  May          28.70  May         31.12
June        37 43/64  June        52 3/8  June        49.00  June         29.05  June         28.68  June        32.40
July        36 21/64  July      51 11/16  July        43.50  July         32.20  July         28.44  July        33.25
August       37 7/16  August      58 5/8  August      40.90  August       30.15  August       29.57  August      32.79
September   39 33/64  September 57 13/16  September   37.20  September    24.65  September    29.81  September   33.58
October     45 11/64  October   54 13/16  October     36.41  October      25.25  October      29.01
November      43 3/8  November   49 9/16  November    38.50  November     27.12  November     28.67
December    51 37/64  December  47 15/16  December    40.08  December     24.35  December     30.98

The closing price on October 20, 2004 was $33.22.

                          GLAXOSMITHKLINE P.L.C. (GSK)

         GlaxoSmithKline p.l.c. is a research-based pharmaceutical and healthcare company engaged in the creation, development, manufacturing and marketing of pharmaceutical products, vaccines, over-the-counter medicines and health-related consumer products. GlaxoSmithKline's product line includes antibiotic, antidepressant, gastrointestinal, dermatological, respiratory, cancer and cardiovascular medications. American depositary receipts evidencing American depositary shares of GlaxoSmithKline are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of GlaxoSmithKline also trade on the London International Stock Exchange.

              Closing              Closing              Closing             Closing             Closing           Closing
    1999       Price      2000      Price      2001      Price     2002      Price     2003      Price     2004    Price
    ----       -----      ----      -----      ----      -----     ----      -----     ----      -----     ----    -----

January         67 7/8   January     52 3/4   January    52.55   January     48.22   January     38.76   January   44.00
February       64 1/16   February    48 3/4   February   55.31   February    48.95   February    35.05   February  42.62
March         66 15/16   March      57 5/16   March      52.30   March       47.00   March       35.19   March     39.95
April               58   April     62 13/16   April      53.57   April       48.05   April       40.52   April     42.00
May             56 1/4   May        56 5/16   May        54.69   May         40.75   May         40.01   May       42.45
June            56 5/8   June      57 13/16   June       56.20   June        43.14   June        40.54   June      41.46
July           52 3/16   July        57 1/8   July       57.76   July        39.50   July        38.31   July      40.95
August        52 15/16   August     57 9/16   August     52.95   August      97.89   August      38.83   August    41.14
September           52   September  60 7/16   September  56.12   September   38.43   September   42.40   September 43.73
October         59 7/8   October    58 3/16   October    53.40   October     37.69   October     43.29
November       59 7/16   November   57 5/16   November   50.81   November    38.00   November    45.88
December        55 7/8   December        56   December   49.82   December    37.46   December    46.62

The closing price on October 20, 2004 was $42.09.


                          HEWLETT-PACKARD COMPANY (HPQ)

         Hewlett-Packard Company is a global provider of products, technologies, solutions and services to consumers and businesses. Hewlett-Packard's products include information technology infrastructure products, personal computing and access devices, global services and imaging and printing products, and include personal computers, printers, calculators, medical electronic equipment and computer systems. Hewlett-Packard's services include systems integration, network systems, management consulting and support and maintenance for its products. Hewlett-Packard markets its products and services through its own direct sales operations; however, the majority of its sales and marketing is handled through third-party channels such as retailers, dealers and value-added resellers.

            Closing             Closing             Closing             Closing             Closing             Closing
   1999      Price      2000     Price      2001     Price      2002     Price      2003     Price      2004     Price
   ----      -----      ----     -----      ----     -----      ----     -----      ----     -----      ----     -----

January      39 3/16  January     54 1/8  January      36.85  January      22.11  January      17.41  January      23.79
February     33 7/32  February    67 1/4  February     28.85  February     20.12  February     15.85  February     22.71
March       33 29/32  March      66 9/32  March        31.27  March        17.94  March        15.55  March        22.84
April        39 7/16  April       67 1/2  April        28.43  April        17.10  April        16.30  April        19.70
May          47 5/32  May        60 3/32  May          29.32  May          17.44  May          19.50  May          21.24
June          50 1/4  June       62 7/16  June         28.60  June         15.28  June         21.30  June         21.10
July        52 11/32  July      54 19/32  July         24.66  July         14.15  July         21.17  July         20.15
August      52 11/16  August    60 21/64  August       23.21  August       13.43  August       19.93  August       17.89
September     45 3/8  September   48 3/4  September    16.05  September    11.67  September    19.36  September    18.75
October      37 3/32  October     46 1/2  October      16.83  October      15.80  October      22.31
November     47 7/16  November    31 5/8  November     21.99  November     19.48  November     21.74
December      56 7/8  December   31 9/16  December     20.54  December     17.36  December     22.97

The closing price on October 20, 2004 was $18.23.

                              HOME DEPOT, INC. (HD)

         Home Depot, Inc. is a home improvement retailer that operates in the United States and internationally. Home Depot stores sell products such as building materials, home improvement products and lawn and garden products. In addition, Home Depot also operates EXPO Design Center Stores in the United States. Home Depot also sells products over the Internet.

             Closing                Closing              Closing             Closing              Closing            Closing
   1999       Price       2000       Price      2001      Price      2002     Price     2003       Price     2004     Price
   ----       -----       ----       -----      ----      -----      ----     -----     ----       -----     ----     -----

January      40 21/64   January      56 5/8   January     48.20   January     50.09   January      20.90   January    35.47
February     39 51/64   February     57 1/2   February    42.50   February    50.00   February     23.45   February   36.31
March          41 1/2   March        64 1/2   March       43.10   March       48.61   March        24.36   March      37.36
April        39 53/64   April        56 1/2   April       47.10   April       46.37   April        28.13   April      35.19
May          37 45/64   May              49   May         49.29   May         41.69   May          32.49   May        35.92
June         42 61/64   June       49 15/16   June        47.24   June        36.73   June         33.12   June       35.20
July         42 35/64   July         51 3/4   July        50.37   July        30.88   July         31.20   July       33.72
August             41   August      48 1/16   August      45.95   August      32.93   August       32.16   August     36.56
September      45 3/4   September  52 15/16   September   38.37   September   26.10   September    31.85   September  39.20
October        50 1/2   October          43   October     38.23   October     28.88   October      37.07
November     52 51/64   November    39 3/16   November    46.65   November    26.40   November     36.76
December       68 3/4   December   45 11/16   December    51.01   December    24.02   December     35.49

The closing price on October 20, 2004 was $39.48.


                            INTEL CORPORATION (INTC)

         Intel Corporation is a semiconductor chip maker that supplies the computing and communications industries with chips, boards, systems and software building blocks that are used in computers, servers and networking and communications products. Intel's major products include microprocessors, chipsets, boards, networking and communications products, such as Ethernet network interface cards and network processors, embedded control chips and flash memory used in cellular handsets and handheld computing devices, as well as cellular baseband chipsets. Intel markets and sells its products to original equipment manufacturers as well as through distributors and reseller channels.

            Closing              Closing              Closing            Closing              Closing             Closing
   1999      Price       2000     Price       2001     Price     2002     Price      2003      Price     2004      Price
   ----      -----       ----     -----       ----     -----     ----     -----      ----      -----     ----      -----

January     35 15/64   January   49 15/32   January    37.00   January    35.04   January      15.66   January     30.52
February    29 63/64   February    56 1/2   February   38.56   February   28.55   February     17.25   February    29.20
March       29 23/32   March     65 31/32   March      26.31   March      30.41   March        16.28   March       27.20
April       30 19/32   April     63 13/32   April      30.91   April      28.61   April        18.40   April       25.73
May          27 1/32   May       62 11/32   May        27.01   May        27.62   May          20.82   May         28.55
June          29 3/4   June      66 27/32   June       29.25   June       18.27   June         20.81   June        27.60
July          34 1/2   July        66 3/4   July       29.81   July       18.79   July         24.89   July        24.38
August       41 3/32   August      74 7/8   August     27.96   August     16.67   August       28.59   August      21.29
September    37 5/32   September  41 9/16   September  20.44   September  13.89   September    27.52   September   20.06
October     38 23/32   October         45   October    24.42   October    17.30   October      32.95
November    38 11/32   November   38 1/16   November   32.66   November   20.88   November     33.54
December     41 5/32   December   30 1/16   December   31.45   December   15.57   December     32.05

The closing price on October 20, 2004 was $21.45.

                INTERNATIONAL BUSINESS MACHINES CORPORATION (IBM)

         International Business Machines Corporation provides various products and services such as computer services, hardware and software. IBM's business is divided into several main segments, including global services, software, enterprise investments and global financing. IBM operates in the United States and internationally, and markets and sells its products through its worldwide sales and distribution organization and through third-party distributors and resellers.

              Closing               Closing               Closing              Closing               Closing              Closing
   1999        Price      2000       Price      2001       Price      2002      Price      2003       Price      2004     Price
   ----        -----      ----       -----      ----       -----      ----      -----      ----       -----      ----     -----

January         91 5/8   January     112 1/4   January     112.00   January     107.83   January      78.20   January     99.23
February        84 7/8   February    102 3/4   February     99.90   February     98.12   February     77.95   February    96.50
March           88 5/8   March           118   March        96.18   March       104.00   March        78.43   March       91.84
April        104 19/32   April       111 1/2   April       115.14   April        83.76   April        84.90   April       88.17
May                116   May        107 5/16   May         111.80   May          80.45   May          88.04   May         88.59
June           129 1/4   June       109 9/16   June        113.50   June         72.00   June         82.50   June        88.15
July         125 11/16   July        112 1/4   July        105.21   July         70.40   July         81.25   July        87.07
August        124 9/16   August     132 1/64   August       99.95   August       75.38   August       82.01   August      84.69
September          121   September   112 5/8   September    91.72   September    58.31   September    88.33   September   85.74
October         98 1/4   October      98 1/2   October     108.07   October      78.94   October      89.48
November      103 1/16   November     93 1/2   November    115.59   November     86.92   November     90.54
December       107 7/8   December         85   December    120.96   December     77.50   December     92.68

The closing price on October 20, 2004 was $88.82.


                         JDS UNIPHASE CORPORATION (JDSU)

         JDS Uniphase Corporation designs and manufactures fiber optic components and modules for the fiber optic communications industry, as well as for markets where its core optics technologies provide solutions for industrial, commercial and consumer applications. JDS's products are deployed by system manufacturers and are sold to customers such as telecommunications, data communications and cable television system providers. JDS also offers products for display, security, medical/environmental instrumentation, decorative, aerospace and defense applications.

              Closing               Closing               Closing              Closing             Closing              Closing
   1999        Price      2000       Price      2001       Price      2002      Price     2003      Price     2004       Price
   ----        -----      ----       -----      ----       -----      ----      -----     ----      -----     ----       -----

January       11 25/64  January    101 31/32  January      54.81    January     7.00    January     2.70    January      5.10
February       11 1/64  February   131 15/16  February     26.75    February    4.85    February    2.87    February     4.83
March         14 25/64  March       120 9/16  March        18.44    March       5.89    March       2.85    March        4.07
April         15 11/64  April        103 3/4  April        21.39    April       4.34    April       3.23    April        3.03
May             16 3/4  May               88  May          16.71    May         3.51    May         3.78    May          3.37
June            20 3/4  June         119 7/8  June         12.50    June        2.67    June        3.50    June         3.79
July          22 19/32  July         118 1/8  July          9.24    July        2.53    July        3.01    July         3.45
August        26 33/64  August     124 31/64  August        7.05    August      2.69    August      3.45    August       3.11
September     28 29/64  September   94 11/16  September     6.32    September   1.94    September   3.60    September    3.37
October       41 23/32  October      81 7/16  October       7.99    October     2.25    October     3.53
November       57 3/16  November     50 1/16  November     10.08    November    3.41    November    3.44
December      80 21/32  December    41 11/16  December      8.68    December    2.47    December    3.64

The closing price on October 20, 2004 was $3.32.

                             JOHNSON & JOHNSON (JNJ)

         Johnson & Johnson manufactures and sells products in the healthcare field. Johnson & Johnson's consumer segment focuses on personal care and hygienic products and its product brands include Band-Aid, Tylenol and Stayfree sanitary products. Johnson & Johnson's pharmaceutical segment focuses on products such as allergy, anti-infective, anti-fungal, cardiovascular, dermatology, gastrointestinal, hematology, neurology, oncology, psychotropic, contraceptive and pain management products. Johnson & Johnson's professional segment, catering to physicians, nurses, therapists and hospitals, focuses on diagnostic products, surgical instruments, cardiology products and other medical equipment and devices. Johnson & Johnson markets and sells its products through its own direct sales force and through wholesalers.

             Closing              Closing              Closing            Closing            Closing             Closing
   1999       Price      2000      Price      2001     Price     2002      Price    2003      Price     2004     Price
   ----       -----      ----      -----      ----     -----     ----      -----    ----      -----     ----     -----

January       42 9/16  January     43 1/32  January     46.56  January     57.51  January      53.61  January    53.42
February     42 11/16  February         36  February    48.67  February    60.90  February     52.45  February   53.91
March          46 3/4  March        35 1/8  March       43.73  March       64.95  March        57.87  March      50.72
April          48 3/4  April        41 1/4  April       48.23  April       63.86  April        56.36  April      54.03
May           46 5/16  May          44 3/4  May         48.47  May         61.35  May          54.35  May        55.71
June               49  June       50 15/16  June        49.96  June        52.26  June         51.70  June       55.70
July         45 17/32  July       46 17/32  July        54.10  July        52.60  July         51.79  July       55.27
August         51 1/8  August     45 63/64  August      52.71  August      54.31  August       49.58  August     58.10
September    45 15/16  September  46 31/32  September   55.40  September   54.08  September    49.52  September  56.33
October        52 3/8  October     46 1/16  October     57.91  October     58.75  October      50.33
November       51 7/8  November         50  November    58.25  November    57.02  November     49.30
December       46 5/8  December   52 17/32  December    59.10  December    53.71  December     51.66

The closing price on October 20, 2004 was $57.50.


                      LM ERICSSON TELEPHONE COMPANY (ERICY)

         LM Ericsson Telephone Company is engaged in international telecommunications, providing systems and products for fixed and mobile communications in public and private networks. Ericsson's range of telecommunications and data communication products includes systems and services for handling voice, data, images and text in public and private fixed-line and mobile networks. Ericsson also offers technology licensing, business innovation and enterprise systems as part of its core operations. American depositary receipts evidencing American depositary shares of Ericsson are included in the Market 2000+ HOLDRS and are traded through the Nasdaq National Market System. Shares of Ericsson also trade on the Stockholm Stock Exchange.

             Closing             Closing             Closing            Closing            Closing             Closing
1999          Price     2000      Price      2001     Price     2002     Price     2003     Price      2004      Price
----          -----     ----      -----      ----     -----     ----     -----     ----      -----     ----      -----

January      6 31/32   January   18 41/64   January  11.88     January   4.34    January     8.13    January     23.01
February     6 1/2     February  24         February  8.28     February  4.22    February    6.49    February    29.01
March        5 61/64   March     23 29/64   March     5.59     March     4.18    March       6.36    March       27.76
April        6 3/4     April     22 7/64    April     6.43     April     2.49    April       9.06    April       26.67
May          6 47/64   May       20 1/2     May       6.40     May       2.22    May        10.04    May         27.99
June         8 15/64   June      20         June      5.42     June      1.44    June       10.63    June        29.90
July         8 1/64    July      18 1/8     July      5.36     July      0.96    July       14.26    July        26.71
August       8 9/64    August    20 1/2     August    4.98     August    0.73    August     15.48    August      27.04
September    7 13/16   September 14 13/16   September 3.49     September 0.36    September  14.70    September   31.24
October      10 11/16  October   13 7/8     October   4.27     October   7.89    October    17.08
November     12 3/64   November  11 6/16    November  5.46     November  9.83    November   16.25
December     16 27/64  December  11 3/16    December  5.22     December  6.74    December   17.70

The closing price on October 20, 2004 was $32.08.

                          LUCENT TECHNOLOGIES INC. (LU)

         Lucent Technologies, Inc. is a provider of communications networks for communications service providers. Lucent is organized around two distinct customer segments: Integrated Network Solutions, focusing on the needs of wireline service providers, and Mobility Solutions, focusing on the needs of wireless service providers. Lucent's two segments are supported by a number of central organizations. Lucent's customer base includes communications network operators and service providers. Lucent provides products and services such as wireless networks services, local and long distance voice, data, video and cable services, optical networking for the transmission of data, switches to route and control network traffic and software products that manage voice and data communications networks.

             Closing               Closing               Closing             Closing                Closing            Closing
   1999       Price       2000      Price       2001      Price     2002      Price      2003        Price    2004      Price
   ----       -----       ----      -----       ----      -----     ----      -----      ----        -----    ----      -----

January       56 9/32   January      55 1/2   January     18.60   January      6.52   January        1.86   January      4.48
February     50 25/32   February     59 1/2   February    11.59   February     5.56   February       1.64   February     4.19
March              54   March            62   March        9.97   March        4.73   March          1.47   March        4.11
April              60   April       62 9/16   April       10.01   April        4.60   April          1.80   April        3.37
May            56 7/8   May          57 1/4   May          7.88   May          4.65   May            2.21   May          3.57
June          67 7/16   June         58 3/4   June         6.21   June         1.66   June           2.03   June         3.78
July          65 1/16   July         43 3/4   July         6.70   July         1.75   July           1.75   July         3.05
August        64 1/16   August           42   August       6.82   August       1.73   August         1.89   August       3.13
September      64 7/8   September    30 1/2   September    5.73   September    0.76   September      2.16   September    3.17
October        64 1/4   October     23 5/16   October      6.70   October      1.23   October        3.20
November       74 1/2   November    15 9/16   November     7.32   November     1.77   November       3.20
December           75   December     13 1/2   December     6.30   December     1.26   December       2.84

The closing price on October 20, 2004 was $3.48.


                           MCDATA CORPORATION (MCDTA)

         McDATA Corporation provides open-storage networking products to connect and centrally manage large numbers of storage and networking devices. McDATA's offerings include hardware products, software products and professional services. McDATA sells its products through equipment manufacturers and resellers as well as systems integrators.

              Closing               Closing               Closing               Closing               Closing             Closing
   1999        Price      2000       Price      2001       Price      2002       Price      2003       Price      2004     Price
   ----        -----      ----       -----      ----       -----      ----       -----      ----       -----      ----     -----

January          *      January        *      January      *        January      24.80    January       7.89    January     8.79
February         *      February       *      February     17.88    February     15.76    February      8.30    February    8.05
March            *      March          *      March        18.88    March        11.87    March         8.59    March       7.04
April            *      April          *      April        22.83    April         6.79    April        10.60    April       5.33
May              *      May            *      May          25.36    May           8.65    May          13.45    May         4.75
June             *      June           *      June         17.55    June          8.81    June         14.65    June        5.38
July             *      July           *      July         18.15    July         10.72    July         10.76    July        5.15
August           *      August         *      August       14.28    August        9.57    August       10.14    August      5.16
September        *      September      *      September     8.39    September     5.43    September    11.93    September   5.03
October          *      October        *      October      14.71    October       6.58    October      10.37
November         *      November       *      November     25.11    November      8.72    November     10.65
December         *      December       *      December     24.50    December      7.10    December      9.53

The closing price on October 20, 2004 was $6.15.

                          MEDCO HEALTH SOLUTIONS (MHS)

         Medco Health Solutions, Inc. is a pharmacy benefit manager that offers programs and services for its clients and their pharmacy benefit plans, as well as for physicians and pharmacies used by the members. Medco has clients in many of the industry segments such as managed care organizations, insurance carriers, third-party benefit plan administrators, government agencies and union-sponsored benefit plans. Medco was spun off from Merck & Co., Inc. on August 19, 2003.

              Closing               Closing             Closing                Closing              Closing              Closing
   1999        Price      2000       Price      2001      Price      2002       Price      2003      Price      2004      Price
   ----        -----      ----       -----      ----      -----      ----       -----      ----      -----      ----      -----

January          *      January        *      January       *      January        *      January       *      January      36.85
February         *      February       *      February      *      February       *      February      *      February     32.66
March            *      March          *      March         *      March          *      March         *      March        34.00
April            *      April          *      April         *      April          *      April         *      April        35.40
May              *      May            *      May           *      May            *      May           *      May          35.03
June             *      June           *      June          *      June           *      June          *      June         37.50
July             *      July           *      July          *      July           *      July          *      July         30.30
August           *      August         *      August        *      August         *      August        26.70  August       31.23
September        *      September      *      September     *      September      *      September     25.93  September    30.90
October          *      October        *      October       *      October        *      October       33.20
November         *      November       *      November      *      November       *      November      36.43
December         *      December       *      December      *      December       *      December      33.99

The closing price on October 20, 2004 was $31.63.

                             MERCK & CO., INC. (MRK)

         Merck & Co., Inc. is a research-driven pharmaceutical products and services company, which focuses on human and animal health products. Merck develops and markets a variety of therapeutic products including Zocor (high cholesterol treatment), Pepcid (anti-ulcerant) and Propecia (male baldness treatment). Merck also manages prescriptions and operates health management programs. Merck markets its health products to drug retailers and wholesalers, hospitals, managed healthcare providers and government agencies through its own representatives.

              Closing              Closing              Closing           Closing            Closing          Closing
   1999        Price      2000      Price     2001       Price    2002     Price    2003      Price    2004    Price
   ----        -----      ----      -----     ----       -----    ----     -----    ----      -----    ----    -----

January         73 3/8  January     78 5/8  January      82.18  January    59.18  January     55.39  January   47.60
February        81 1/2  February   61 9/16  February     80.20  February   61.33  February    52.75  February  48.08
March           80 1/8  March       62 1/8  March        75.90  March      57.58  March       54.78  March     44.19
April           70 3/8  April       69 1/2  April        75.97  April      54.34  April       58.18  April     47.00
May             67 5/8  May         74 5/8  May          72.99  May        57.10  May         55.58  May       47.30
June            73 5/8  June        76 5/8  June         63.91  June       50.64  June        60.55  June      47.50
July            67 5/8  July      71 21/32  July         67.98  July       49.60  July        55.28  July      45.35
August         67 3/16  August    69 57/64  August       65.10  August     50.52  August      50.32  August    44.97
September     64 13/16  September  74 7/16  September    66.60  September  45.71  September   50.62  September 33.00
October        79 9/16  October   89 15/16  October      63.81  October    54.24  October     44.25
November      78 11/16  November  92 11/16  November     67.75  November   59.41  November    40.60
December       67 3/16  December    93 5/8  December     58.80  December   56.61  December    46.20

The closing price on October 20, 2004 was $31.40.


                          MICROSOFT CORPORATION (MSFT)

         Microsoft Corporation develops, manufactures, licenses and supports a range of software products for various computing devices. Microsoft software includes operating systems, various personal computers and servers, server applications and software development tools. Microsoft's online businesses include the MSN network of Internet products and services. Microsoft also provides consulting and product support services.

            Closing            Closing             Closing          Closing           Closing           Closing
   1999      Price     2000     Price      2001     Price    2002    Price    2003     Price    2004     Price
   ----      -----     ----     -----      ----     -----    ----    -----    ----     -----    ----     -----

January     43 3/4   January   48 15/16  January    30.53  January   31.86  January    23.73  January    27.65
February    37 17/32 February  44 11/16  February   29.50  February  29.17  February   23.70  February   26.53
March       44 13/16 March     53 3/8    March      27.35  March     30.16  March      24.21  March      24.93
April       40 21/32 April     34 7/8    April      33.88  April     26.13  April      25.57  April      26.13
May         40 11/32 May       31 9/32   May        34.59  May       25.46  May        24.61  May        26.23
June        45 3/32  June           40   June       36.50  June      27.35  June       25.64  June       28.56
July        42 29/32 July      34 29/32  July       33.10  July      23.99  July       26.41  July       28.49
August      46 9/32  August    34 29/32  August     28.53  August    24.54  August     26.52  August     27.30
September   45 9/32  September 30 5/32   September  25.59  September 21.87  September  27.80  September  27.65
October     46 9/32  October   34 7/16   October    29.08  October   26.74  October    26.14
November    45 11/21 November  28 11/16  November   32.11  November  28.84  November   25.71
December    58 3/8   December  21 11/16  December   33.13  December  25.85  December   27.37

The closing price on October 20, 2004 was $28.70.

                                mmO2 P.L.C. (OOM)

         mmO2 provides mobile communications services in Europe. mmO2 has several lines of businesses, which supply of mobile telecommunications services and products, provide mobile Internet services as well as other businesses. mmO2's services include picture messaging, games, videos clips, chat, web-browsing and information services.

            Closing              Closing              Closing             Closing              Closing              Closing
   1999      Price      2000      Price      2001      Price      2002     Price      2003      Price      2004      Price
   ----      -----      ----      -----      ----      -----      ----     -----      ----      -----      ----      -----

January        *      January       *      January     *      January      10.95    January      7.81    January     14.99
February       *      February      *      February    *      February      9.20    February     7.34    February    19.77
March          *      March         *      March       *      March         9.79    March        7.03    March       18.65
April          *      April         *      April       *      April         6.35    April        8.86    April       17.54
May            *      May           *      May         *      May           6.40    May         10.05    May         17.72
June           *      June          *      June        *      June          6.30    June         9.23    June        16.80
July           *      July          *      July        *      July          6.90    July         8.62    July        16.22
August         *      August        *      August      *      August        7.51    August       8.40    August      16.14
September      *      September     *      September   *      September     6.19    September    9.44    September   17.75
October        *      October       *      October     *      October       7.50    October     10.78
November       *      November      *      November    11.41  November      7.90    November    12.82
December       *      December      *      December    12.60  December      7.15    December    13.66

The closing price on October 20, 2004 was $18.99.


                     MORGAN STANLEY DEAN WITTER & CO. (MWD)

         Morgan Stanley Dean Witter & Co. is a financial services firm that operates in four business segments: institutional securities, investment management, individual investor group and credit services. Morgan Stanley provides products and services in investment banking, institutional sales and trading, on-line brokerage services, global asset management services, and consumer credit products, primarily through its Discover Card brand. Morgan Stanley provides its products and services to corporations, governments, financial institutions and individuals.

            Closing               Closing               Closing             Closing              Closing               Closing
   1999      Price      2000       Price       2001      Price       2002    Price       2003     Price       2004      Price
   ----      -----      ----       -----       ----      -----       ----    -----       ----     -----       ----      -----

January      43 5/16  January       66 1/4   January     84.80   January     55.00   January      37.90   January      58.21
February      45 1/4  February     70 7/16   February    65.13   February    49.12   February     36.85   February     59.76
March       49 31/32  March         82 7/8   March       53.50   March       57.31   March        38.35   March        57.30
April       49 19/32  April         76 3/4   April       62.74   April       47.72   April        44.75   April        51.39
May           48 1/4  May           71 1/2   May         65.01   May         45.46   May          45.75   May          53.51
June         51 5/16  June          83 1/4   June        64.23   June        43.08   June         42.75   June         52.77
July          45 1/8  July          91 1/4   July        59.82   July        40.35   July         47.44   July         49.33
August      42 29/32  August     107 37/64   August      53.35   August      42.72   August       48.79   August       50.73
September   44 19/32  September    91 7/16   September   46.35   September   33.88   September    50.46   September    49.30
October      55 5/32  October      80 5/16   October     48.92   October     38.92   October      54.87
November     60 5/16  November      63 3/8   November    55.50   November    45.24   November     55.28
December      71 3/8  December      79 1/4   December    55.94   December    39.92   December     57.87

The closing price on October 20, 2004 was $47.80.

                NIPPON TELEGRAPH AND TELEPHONE CORPORATION (NTT)

         Nippon Telegraph and Telephone Corporation is a provider of wireline and wireless voice, data, Internet and related telecommunications services in Japan. NTT's primary business is to provide telecommunication services in Japan. NTT also operates a telephone network and develops and provides telegraph, Internet and data communications services and is involved in several international telecommunications operations. American depositary receipts evidencing American depositary shares of NTT are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of NTT also trade on the Tokyo Stock Exchange.

             Closing              Closing              Closing            Closing             Closing             Closing
   1999       Price      2000      Price      2001      Price     2002     Price     2003      Price     2004     Price
   ----       -----      ----      -----      ----      -----     ----     -----     ----      -----     ----     -----

January        40 5/8  January    75 15/16  January      35.01  January     15.02  January      16.95  January    23.02
February      40 9/16  February         68  February     32.90  February    16.01  February     18.09  February   23.28
March          48 3/4  March      78 13/16  March        32.28  March       19.35  March        16.98  March      28.34
April          53 3/4  April      63 11/16  April        32.92  April       19.85  April        17.44  April      25.97
May            48 3/4  May         60 1/16  May          31.20  May         22.60  May          18.06  May        24.94
June           62 5/8  June         68 3/8  June         26.60  June        20.59  June         19.80  June       26.84
July         62 13/16  July         61 1/4  July         25.45  July        20.28  July         20.93  July       24.62
August         56 1/2  August      60 3/16  August       22.59  August      19.91  August       22.19  August     21.80
September    61 11/16  September        49  September    23.15  September   16.27  September    22.64  September  19.98
October        77 3/8  October    45 11/16  October      20.91  October     18.45  October      22.48
November       89 1/4  November    42 6/16  November     20.05  November    19.55  November     24.05
December       86 1/8  December   35 11/16  December     16.20  December    17.66  December     24.56

The closing price on October 20, 2004 was $20.54.


                                NOKIA CORP. (NOK)

         Nokia Corp. is a manufacturer of mobile telephones and a supplier of mobile multimedia services, network infrastructure, service delivery platforms and devices and connectivity solutions. Nokia has several business groups, which include Mobile Phones, Multimedia, Networks and Enterprise Solutions. American depositary receipts evidencing American depositary shares of Nokia are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Nokia also trade on the Helsinki, Frankfurt, Paris, Stockholm and London stock exchanges.

            Closing             Closing              Closing             Closing             Closing             Closing
   1999      Price      2000     Price      2001      Price     2002      Price     2003      Price     2004      Price
   ----      -----      ----     -----      ----      -----     ----      -----     ----      -----     ----      -----

January      18 1/64  January   45 23/32  January      34.35  January      23.45  January      14.39  January     20.66
February    16 61/64  February    50 7/8  February     22.00  February     20.77  February     13.23  February    21.77
March       19 15/32  March       55 1/2  March        24.00  March        20.74  March        14.01  March       20.28
April       18 35/64  April      56 1/16  April        34.19  April        16.26  April        16.57  April       14.01
May         17 13/16  May             52  May          29.24  May          13.88  May          18.04  May         13.74
June        22 57/64  June        50 1/2  June         22.19  June         14.48  June         16.43  June        14.54
July        21 17/64  July            44  July         21.81  July         12.40  July         15.30  July        11.62
August      20 29/32  August      44 3/4  August       15.74  August       13.29  August       16.29  August      11.87
September   22 15/32  September   40 7/8  September    15.65  September    13.25  September    15.60  September   13.72
October     28 31/32  October     42 3/4  October      20.51  October      16.62  October      16.99
November      34 1/2  November    42 3/4  November     23.01  November     19.21  November     17.98
December    47 49/64  December    43 1/2  December     24.53  December     15.50  December     17.00

The closing price on October 20, 2004 was $14.92.

                        NORTEL NETWORKS CORPORATION (NT)

         Nortel Networks Corporation designs, develops, manufactures and markets networking products and services that support the Internet and other public and private data, voice and multimedia communications networks using wireline and wireless technologies. Nortel's products include systems and services which connect users to telecommunications networks and the Internet. Nortel's business consists of the design, development, manufacture, assembly, marketing, sale, licensing, installation, servicing and support of its networking solutions.

              Closing             Closing             Closing             Closing            Closing            Closing
   1999        Price      2000     Price     2001      Price     2002      Price     2003     Price    2004      Price
   ----        -----      ----     -----     ----      -----     ----      -----     ----     -----    ----      -----

January       15 25/32  January    47 3/4  January      38.23  January      7.24  January      2.37  January     7.82
February      14 33/64  February   55 7/8  February     18.49  February     5.07  February     2.15  February    7.97
March         15 17/32  March          63  March        14.05  March        4.49  March        2.08  March       5.94
April          17 3/64  April          56  April        15.30  April        3.40  April        2.58  April       3.74
May             18 3/4  May        54 1/8  May          13.33  May          2.21  May          3.14  May         3.83
June          21 45/64  June       68 7/8  June          9.03  June         1.45  June         2.70  June        4.99
July           22 5/32  July           74  July          8.00  July         0.97  July         2.95  July        3.66
August        20 17/32  August     81 1/2  August        6.26  August       1.05  August       3.24  August      3.79
September       25 1/2  September 60 6/16  September     5.61  September    0.54  September    4.10  September   3.40
October       30 31/32  October    45 1/2  October       5.81  October      1.23  October      4.44
November      36 15/16  November   37 3/4  November      7.80  November     1.94  November     4.51
December        50 1/2  December  32 1/16  December      7.46  December     1.61  December     4.23

The closing price on October 20, 2004 was $3.36.


                                NOVARTIS AG (NVS)

         Novartis AG is engaged in sales of pharmaceuticals, generics, consumer health, eyecare products and animal health. Novartis' product portfolio includes a wide range of products in disease areas such as cardiovascular/metabolism/endocrinology, oncology/hematology, central nervous system, transplantation/immunology, dermatology, respiratory, rheumatology/bone/hormone replacement therapy and ophthalmics. American depositary receipts evidencing American depositary shares of Novartis are traded on the New York Stock Exchange. Prior to listing on the New York Stock Exchange on May 11, 2000, Novartis' American depositary receipts were traded in the United States in the over-the-counter market. Shares of Novartis also trade on the Swiss Stock Exchange and the London International Stock Exchange.

            Closing              Closing             Closing            Closing             Closing           Closing
   1999      Price      2000      Price     2001      Price    2002      Price    2003       Price    2004     Price
   ----      -----      ----      -----     ----      -----    ----      -----    ----       -----    ----     -----

January       46 7/8  January    30 55/64  January    42.83  January     34.63  January      37.08  January    45.15
February     43 9/16  February   31 53/64  February   42.67  February    37.96  February     36.58  February   44.15
March         40 3/8  March      34 3/16   March      39.33  March       39.60  March        37.06  March      42.60
April         36 1/4  April           35   April      39.15  April       41.97  April        39.48  April      44.80
May           36 1/8  May         36 7/8   May        38.38  May         42.82  May          40.00  May        45.17
June              37  June            40   June       36.15  June        43.83  June         39.81  June       44.50
July          35 7/8  July       38 9/16   July       35.02  July        41.13  July         38.59  July       44.66
August        35 7/8  August     37 13/16  August     36.47  August      40.45  August       36.97  August     46.45
September     36 7/8  September  38 11/16  September  38.92  September   39.73  September    38.84  September  46.67
October     37 13/32  October    38 6/16   October    37.63  October     37.94  October      38.37
November    38 61/64  November   40 9/16   November   35.76  November    38.00  November     42.20
December      36 5/8  December    44 3/4   December   36.50  December    36.73  December     45.89

The closing price on October 20, 2004 was $46.70.

                            ORACLE CORPORATION (ORCL)

         Oracle Corporation develops, manufactures, markets and distributes computer software. Oracle's software products can be categorized into two broad areas: database technology software and applications software. Oracle's database technology software provides an Internet platform for developing and deploying applications on the Internet and on corporate intranets. Oracle's applications software can be accessed with standard Web browsers and can be used to automate business processes and to provide business intelligence for marketing, sales, order management, procurement, supply chain, manufacturing, service, human resources and projects. In addition to computer software products, Oracle offers a range of consulting, education, support and outsourcing services.

            Closing            Closing          Closing             Closing          Closing            Closing
   1999      Price     2000     Price    2001    Price      2002     Price    2003    Price     2004      Price
   ----      -----     ----     -----    ----    -----      ----     -----    ----    -----     ----      -----

January     9 15/64  January  24 63/64  January    29.13  January    17.26  January   12.03  January      13.86
February     9 5/16  February   37 1/8  February   19.00  February   16.62  February  11.96  February     12.87
March       6 19/32  March     39 1/32  March      14.98  March      12.80  March     10.84  March        12.00
April       6 49/64  April    39 31/32  April      16.16  April      10.04  April     11.88  April        11.25
May         6 13/64  May      35 15/16  May        15.30  May         7.92  May       13.01  May          11.40
June         9 9/32  June      42 1/32  June       19.00  June        9.47  June      12.01  June         11.93
July        9 33/64  July     37 19/32  July       18.08  July       10.01  July      11.99  July         10.51
August        9 1/8  August   45 15/32  August     12.21  August      9.56  August    12.83  August        9.97
September    11 3/8  September  39 3/8  September  12.58  September   7.86  September 11.25  September    11.28
October    11 57/64  October        33  October    13.56  October    10.19  October   11.97
November   16 61/64  November   26 1/2  November   14.03  November   12.15  November  12.02
December    28 1/64  December  29 1/16  December   13.81  December   10.80  December  13.23

The closing price on October 20, 2004 was $12.42.


                                PFIZER INC. (PFE)

         Pfizer Inc. is a research-based, global pharmaceutical company that develops, manufactures and markets prescription medicines for humans and animals, as well as many consumer products. Pfizer operates in three business segments: Pharmaceutical, Consumer Healthcare and Animal Health. The Pharmaceutical segment includes prescription pharmaceuticals for treating various diseases, including cardiovascular diseases, infectious diseases, central nervous system disorders, diabetes, allergies, arthritis and other disorders; products for livestock and companion animals, and the manufacture of empty soft-gelatin capsules. The Consumer Healthcare segment includes over-the-counter medications for oral care, upper respiratory health, eye care, skin care, gastrointestinal health and other products. The Animal Health segment includes treatment for diseases in livestock.

            Closing              Closing             Closing            Closing            Closing           Closing
   1999      Price      2000      Price     2001      Price    2002      Price    2003      Price    2004     Price
   ----      -----      ----      -----     ----      -----    ----      -----    ----      -----    ----     -----

January       42 7/8  January     36 3/8  January     45.15  January     41.67  January     30.36  January    36.63
February    43 63/64  February    32 1/8  February    45.00  February    40.96  February    29.82  February   36.65
March         46 1/4  March      39 9/16  March       40.95  March       39.74  March       31.16  March      35.05
April       38 23/64  April       42 1/8  April       43.30  April       36.35  April       30.75  April      35.76
May         35 43/64  May         44 1/2  May         42.89  May         34.60  May         31.02  May        35.34
June        36 21/64  June            48  June        40.05  June        35.00  June        34.15  June       34.28
July          33 7/8  July        43 3/8  July        41.22  July        32.35  July        33.36  July       31.96
August        37 3/4  August     43 9/64  August      38.31  August      33.08  August      29.92  August     32.67
September     35 7/8  September 44 29/32  September   40.10  September   29.02  September   30.38  September  30.60
October     39 11/16  October    43 3/16  October     41.90  October     31.77  October     31.60
November      36 5/8  November   44 5/16  November    43.31  November    31.53  November    33.57
December     32 7/16  December        46  December    39.85  December    30.57  December    35.33

The closing price on October 20, 2004 was $28.30.

                   QWEST COMMUNICATIONS INTERNATIONAL INC. (Q)

         Qwest Communications International Inc. provides local telecommunications and related services, wireless services and directory services in several U.S. states, and broadband data, voice and image communications globally. Qwest offers a wide variety of retail products and services to residential users, businesses, educational institutions and governmental agencies. Qwest also operates a local exchange telephone service in its local service area, and offers a broad range of products and services to transport voice, data and video telecommunications; other services offered include shared and dedicated hosting on its servers, wireless services, long-distance communications services to residential and business customers and network transport, switching and billing services in its local service area to competitive local exchange carriers, interexchange carriers and wireless carriers.

             Closing             Closing             Closing             Closing             Closing          Closing
   1999       Price      2000     Price      2001     Price     2002      Price      2003     Price    2004    Price
   ----       -----      ----     -----      ----     -----     ----      -----      ----     -----    ----    -----

January      29 31/32  January     39 3/8  January    42.12  January       10.50  January      4.52  January    4.04
February     30 23/32  February    46 1/4  February   36.97  February       8.70  February     3.58  February   4.58
March         36 3/64  March           48  March      35.05  March          8.22  March        3.49  March      4.31
April        42 23/32  April      43 9/16  April      40.90  April          5.03  April        3.77  April      4.02
May            42 5/8  May        42 5/16  May        36.74  May            5.16  May          4.49  May        3.75
June          33 1/16  June            50  June       31.87  June           2.80  June         4.78  June       3.59
July          29 1/12  July        49 3/4  July       26.00  July           1.28  July         3.99  July       3.89
August         28 3/4  August    51 33/64  August     21.50  August         3.28  August       4.45  August     2.89
September     29 9/16  September   48 1/8  September  16.70  September      2.28  September    3.40  September  3.33
October            36  October     48 5/8  October    12.95  October        3.39  October      3.53
November      34 3/16  November    37 3/4  November   11.90  November       4.84  November     3.66
December           43  December    40 7/8  December   14.13  December       5.00  December     4.32

The closing price on October 20, 2004 was $3.32.


                       ROYAL DUTCH PETROLEUM COMPANY (RD)

         Royal Dutch Petroleum Company is a holding company that owns, directly or indirectly, investments in the companies constituting the Royal Dutch/Shell Group of Companies (the Group). The Group includes a range of petroleum-related and other businesses such as Shell Aviation, Shell Global Solutions and Shell Services. The companies in the Group explore and produce gas and power, oil products, chemicals and renewables. American depositary receipts evidencing American depositary shares of Royal Dutch are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of Royal Dutch also trade on the London International Stock Exchange.

              Closing              Closing              Closing            Closing            Closing           Closing
   1999        Price      2000      Price      2001      Price    2002      Price    2003      Price    2004     Price
   ----        -----      ----      -----      ----      -----    ----      -----    ----      -----    ----     -----

January        40 1/16  January     55 1/16  January     60.35  January     49.97  January     41.89  January    47.40
February        43 7/8  February     52 3/4  February    58.33  February    51.37  February    39.67  February   49.59
March               52  March      57 13/16  March       55.44  March       54.32  March       40.75  March      47.58
April         58 11/16  April       57 3/16  April       59.53  April       52.26  April       40.88  April      48.66
May            56 9/16  May         62 7/16  May         60.98  May         55.00  May         45.55  May        50.09
June            60 1/4  June        61 9/16  June        58.27  June        55.27  June        46.62  June       51.67
July                61  July         58 1/4  July        58.00  July        45.70  July        43.58  July       50.30
August          61 7/8  August     61 13/64  August      56.63  August      45.20  August      44.87  August     50.69
September      59 1/16  September  59 15/16  September   50.25  September   40.17  September   44.20  September  51.60
October       59 15/16  October      59 3/8  October     50.51  October     42.78  October     44.38
November            58  November   59 11/16  November    48.34  November    43.55  November    44.90
December       60 9/16  December    60 9/16  December    49.02  December    44.02  December    52.39

The closing price on October 20, 2004 was $53.07.

                          SBC COMMUNICATIONS INC. (SBC)

         SBC Communications Inc. provides telecommunications services in the United States and worldwide. The services and products that SBC offers vary by market, and include local exchange services, wireless communications, long distance services, Internet services, telecommunications equipment, messaging, paging, and directory advertising and publishing. SBC offers its services and products to businesses and consumers, as well as other providers of telecommunications services. SBC also has direct or indirect interests in businesses located internationally.

             Closing              Closing             Closing            Closing            Closing           Closing
   1999       Price      2000      Price      2001     Price     2002     Price    2003      Price    2004     Price
   ----       -----      ----      -----      ----     -----     ----     -----    ----      -----    ----     -----

January            54  January      43 1/8  January    48.35  January     37.45  January     24.44  January    25.50
February       52 7/8  February    38 1/16  February   47.70  February    37.84  February    20.80  February   24.01
March         47 3/16  March        42 1/8  March      44.63  March       37.44  March       20.06  March      24.54
April          55 3/4  April      43 13/16  April      41.25  April       31.06  April       23.36  April      24.90
May            51 1/8  May        43 11/16  May        43.05  May         34.29  May         25.46  May        23.70
June               58  June             44  June       40.06  June        30.50  June        25.55  June       24.25
July           57 1/8  July        42 9/16  July       45.03  July        27.66  July        23.36  July       25.34
August        48 1/16  August     41 49/64  August     40.91  August      24.74  August      22.46  August     25.79
September     51 1/16  September    49 7/8  September  47.12  September   20.10  September   22.25  September  25.95
October            53  October    57 11/16  October    38.11  October     25.66  October     23.98
November       51 7/8  November   54 15/16  November   37.38  November    28.50  November    23.28
December       48 3/4  December     47 3/4  December   39.17  December    27.11  December    26.07

The closing price on October 20, 2004 was $26.46.


                             SONY CORPORATION (SNE)

         Sony Corporation develops, designs, manufactures and sells electronic equipment, instruments and devices for the consumer and industrial markets, and produces, distributes and broadcasts image-based software, including film, video and television. It also develops, produces, manufactures and markets home-use game consoles, software, and recorded music in all commercial formats and musical genres. Sony participates in various financial service businesses, has Internet-related businesses, an advertising agency business in Japan and location-based entertainment businesses in Japan and the United States. American depositary receipts evidencing American depositary shares of Sony are traded on the New York Stock Exchange. Shares of Sony also trade on the Tokyo Stock Exchange.

              Closing              Closing              Closing            Closing            Closing           Closing
   1999        Price      2000      Price      2001      Price    2002      Price    2003      Price    2004     Price
   ----        -----      ----      -----      ----      -----    ----      -----    ----      -----    ----     -----

January      36 17/32  January      126 1/2  January     73.55  January     44.76  January     39.95  January    40.65
February     37 11/32  February     156 3/4  February    71.51  February    46.20  February    37.97  February   40.94
March        45 21/32  March       140 1/16  March       72.25  March       51.70  March       35.13  March      41.81
April          46 1/4  April      112 13/16  April       76.65  April       54.20  April       24.74  April      38.40
May          46 23/32  May          91 3/16  May         78.10  May         58.11  May         27.34  May        36.87
June          55 3/16  June         94 5/16  June        65.80  June        53.10  June        28.00  June       38.05
July         62 19/32  July        93 15/16  July        49.52  July        45.33  July        31.20  July       34.65
August       63 21/32  August       114 1/4  August      44.90  August      43.51  August      32.95  August     34.67
September     75 1/32  September  100 15/16  September   33.20  September   41.10  September   34.80  September  34.39
October        79 7/8  October           83  October     38.20  October     43.24  October     35.20
November      92 3/32  November      74 1/2  November    47.70  November    44.35  November    34.35
December      142 3/8  December      69 1/2  December    45.10  December    41.31  December    34.67

The closing price on October 20, 2004 was $34.05.

                          SUN MICROSYSTEMS, INC. (SUNW)

         Sun Microsystems, Inc. provides products and services for network computing. Its product line consists of computer systems and workstations, storage, software and associated services. Sun Microsystems' products are based on several core technologies, including its Solaris Operating System, UltraSPARC microprocessor architecture and the Java programming language. Sun Microsystems' customers use its products and services to build mission-critical computing systems and in a wide range of technical/scientific and engineering applications in industries such as telecommunications, financial services, government, manufacturing, education, retail, life sciences, media and entertainment and healthcare.

            Closing               Closing             Closing             Closing            Closing          Closing
   1999      Price      2000       Price      2001     Price     2002      Price     2003     Price    2004    Price
   ----      -----      ----       -----      ----     -----     ----      -----     ----     -----    ----    -----

January     13 31/32  January      39 9/32  January     30.56  January     10.76  January     3.09  January    5.29
February    12 11/64  February      47 5/8  February    19.88  February     8.51  February    3.44  February   5.31
March       15 41/64  March       46 55/64  March       15.37  March        8.82  March       3.26  March      4.17
April       14 61/64  April       45 31/32  April       17.12  April        8.18  April       3.31  April      3.90
May         14 15/16  May          38 5/16  May         16.47  May          6.89  May         4.35  May        4.17
June         17 7/32  June        45 15/32  June        15.72  June         5.01  June        4.65  June       4.33
July        16 31/32  July        52 23/32  July        16.29  July         3.92  July        3.76  July       3.95
August        19 7/8  August      63 15/32  August      11.45  August       3.69  August      3.90  August     3.87
September     23 1/4  September     58 3/8  September    8.27  September    2.59  September   3.31  September  4.04
October     26 29/64  October      55 7/16  October     10.15  October      2.96  October     3.95
November     33 1/16  November     38 1/32  November    14.24  November     4.29  November    4.26
December    38 23/32  December      27 7/8  December    12.30  December     3.11  December    4.47

The closing price on October 20, 2004 was $4.02.


                                SYNGENTA AG (SYT)

         Syngenta AG is an agribusiness company that consists of two divisions:
Crop Protection and Seeds. Sygenta's products have applications in commercial agriculture, public health, forestry, industrial weed control, golf courses and home and garden. Syngenta's seeds include major arable crops: corn, soybeans, sunflowers, oilseed rape, sugar beet and cereals. Sygenta also has a broad offer of vegetables and products for the flower market.

             Closing            Closing              Closing              Closing           Closing           Closing
   1999       Price     2000     Price      2001      Price     2002       Price    2003     Price    2004     Price
   ----       -----     ----     -----      ----      -----     ----       -----    ----     -----    ----     -----

January          *    January        *     January     12.15  January      11.00  January    12.25  January    13.86
February         *    February       *     February    11.60  February     11.28  February    9.79  February   14.00
March            *    March          *     March       10.40  March        12.30  March       9.15  March      14.43
April            *    April          *     April       10.12  April        12.25  April      10.25  April      15.93
May              *    May            *     May         10.00  May          12.55  May        10.41  May        15.89
June             *    June           *     June        10.80  June         12.16  June       10.14  June       16.79
July             *    July           *     July        10.60  July         10.16  July       11.00  July       16.60
August           *    August         *     August      10.54  August       10.84  August     11.10  August     18.03
September        *    September      *     September    9.97  September    10.80  September  10.94  September  19.09
October          *    October        *     October     10.28  October      11.81  October    10.77
November         *    November   8 13/16   November    10.30  November     11.33  November   12.18
December         *    December  10 15/16   December    10.60  December     11.52  December   13.48


The closing price on October 20, 2004 was $18.12.

                  THE ST. PAUL TRAVELERS COMPANIES, INC. (STA)

         In March 2004, The St. Paul Companies, Inc. was merged with Travelers Property Casualty Corp. The new company, The St. Paul Travelers Companies, is a provider of commercial property-liability insurance and asset management services. Under the Travelers brand, the company is also an underwriter of homeowners and auto insurance through independent agents. Prices prior to March 2004 are those of the Travelers Property Casualty Corp.

             Closing            Closing            Closing            Closing            Closing           Closing
   1999       Price    2000      Price    2001      Price    2002      Price    2003      Price    2004     Price
   ----       -----    ----      -----    ----      -----    ----      -----    ----      -----    ----     -----

January       29.38  January     30.19  January     48.02  January     44.70  January     16.21  January    42.13
February      32.38  February    22.38  February    46.29  February    48.90  February    15.65  February   42.74
March         31.06  March       34.13  March       44.05  March       45.85  March       14.09  March      40.01
April         28.69  April       35.63  April       45.10  April       18.59  April       16.23  April      40.67
May           35.63  May         37.50  May         50.60  May         17.55  May         16.33  May        39.68
June          31.81  June        34.13  June        50.70  June        17.70  June        15.90  June       40.54
July          31.13  July        44.44  July        43.85  July        16.30  July        35.17  July       37.07
August        32.06  August      47.63  August      42.03  August      15.72  August      34.76  August     34.69
September     27.50  September   49.31  September   41.22  September   13.20  September   37.03  September
October       32.00  October     51.25  October     45.90  October     13.35  October     38.13
November      30.19  November    50.13  November    47.08  November    15.95  November    37.10
December      33.69  December    54.31  December    43.97  December    14.65  December    39.65


                The closing price on October 20, 2004 was $31.23.

                          TEXAS INSTRUMENTS, INC. (TXN)

         Texas Instruments, Inc. designs and supplies digital signal processors and analog integrated circuits. Texas Instruments also designs and manufactures other semiconductor products, including standard logic devices, application-specific integrated circuits, reduced instruction-set computing microprocessors, microcontrollers and digital imaging devices. Texas Instruments' semiconductor products are used in a range of electronic systems, including cellular telephones, personal computers, servers, communications infrastructure equipment, digital cameras, digital audio players, motor controls, automobiles and digital imaging systems, including projector and television systems. Products are sold to original equipment manufacturers, contract manufacturers and distributors. Texas Instruments also sells electrical and electronic controls, sensors, radio frequency identification systems and educational and graphing calculators. Texas Instruments markets and sells its products through its own direct sales force and third-party distributors.

             Closing             Closing             Closing           Closing           Closing           Closing
   1999       Price      2000     Price      2001     Price    2002     Price    2003     Price    2004     Price
   ----       -----      ----     -----      ----     -----    ----     -----    ----     -----    ----     -----

January      24 23/32  January     53 7/8  January    43.80  January    31.21  January    15.90  January    31.35
February     22 19/64  February   83 1/16  February   29.55  February   29.35  February   16.75  February   30.65
March        24 13/16  March           80  March      30.98  March      33.10  March      16.37  March      29.22
April        25 17/32  April      81 7/16  April      38.70  April      30.93  April      18.49  April      25.10
May          27 11/32  May         72 1/4  May        34.12  May        28.67  May        20.50  May        26.11
June               36  June      68 11/16  June       31.90  June       23.70  June       17.60  June       24.18
July               36  July        59 3/8  July       34.50  July       23.15  July       18.87  July       21.33
August        41 1/32  August      66 3/4  August     33.10  August     19.70  August     23.85  August     19.54
September      41 1/8  September   47 1/2  September  24.98  September  14.77  September  22.80  September  21.28
October        44 7/8  October    49 1/16  October    27.99  October    15.86  October    28.92
November      48 1/32  November   37 5/16  November   32.05  November   20.01  November   29.76
December      48 5/16  December    47 3/8  December   28.00  December   15.01  December   29.38

The closing price on October 20, 2004 was $22.87.



                             TIME WARNER, INC. (TWX)

         Time Warner Inc. is a fully integrated, Internet-powered media and communications company. Time Warner's business includes America Online, consisting principally of interactive services, Web properties, Internet technologies and electronic commerce services. Time Warner also has interests in cable television systems, filmed entertainment and television production, cable television and broadcast network programming, recorded music and music publishing, and in magazine publishing, book publishing and direct marketing.

             Closing             Closing             Closing          Closing           Closing           Closing
   1999       Price      2000     Price      2001     Price    2002    Price    2003     Price    2004     Price
   ----       -----      ----     -----      ----     -----    ----    -----    ----     -----    ----     -----

January     43 15/16  January   56 15/16  January    52.56  January    26.31  January    11.66  January     17.57
February    44 15/32  February    59 1/4  February   44.03  February   24.80  February   11.32  February    17.25
March         73 1/2  March      67 7/16  March      40.15  March      23.65  March      10.86  March       16.86
April         71 3/8  April       60 1/8  April      50.50  April      19.02  April      13.68  April       16.82
May           59 5/8  May         53 3/8  May        52.19  May        18.70  May        15.22  May         17.04
June              55  June        52 5/8  June       53.00  June       14.71  June       16.09  June        17.58
July         47 9/16  July        53 1/4  July       45.45  July       11.50  July       15.43  July        16.65
August      45 21/32  August    58 15/16  August     37.35  August     12.65  August     16.36  August      16.35
September    52 1/32  September 53 21/32  September  33.10  September  11.70  September  15.11  September   16.14
October     64 21/32  October     50 1/2  October    31.10  October    14.75  October    15.29
November          73  November  40 39/64  November   34.90  November   16.37  November   16.28
December      75 7/8  December  34 13/16  December   32.10  December   13.10  December   17.99

The closing price on October 20, 2004 was $16.35.

                                TOTAL S.A. (TOT)

         TOTAL S.A. operates as an integrated oil and gas company, with operations worldwide. Its operations are conducted through three business segments: Upstream, Downstream and Chemicals. The Upstream segment includes exploration, development and production activities, as well as TOTAL's coal and gas and power operations. The Downstream segment sells substantially all of the crude oil produced by TOTAL, purchases most of the crude oil required to supply its refineries, operates refineries and markets petroleum products worldwide through both retail and non-retail activities, and conducts TOTAL's bulk trading. The Chemicals segment includes petrochemicals and plastics, which are linked to the TOTAL's refining activities, and include rubber processing, resins, paints, adhesives and electroplating. In addition, Total is involved in the coal mining, cogeneration and electricity sectors. American depositary receipts evidencing American depositary shares of Total Fina are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of Total Fina also trade on the Paris Stock Exchange.

             Closing             Closing              Closing           Closing           Closing          Closing
   1999       Price      2000     Price      2001      Price    2002     Price     2003    Price    2004    Price
   ----       -----      ----     -----      ----      -----    ----     -----     ----    -----    ----    -----

January        51 1/4  January     62 1/4  January     73.50  January    70.36  January    67.91  January    88.30
February       51 5/8  February    67 1/8  February    70.51  February   73.55  February   65.75  February   91.99
March              61  March       73 5/8  March       67.95  March      76.60  March      63.27  March      92.00
April              68  April       75 5/8  April       74.90  April      75.71  April      65.70  April      92.12
May          60 13/16  May       78 15/16  May         73.74  May        77.67  May        73.55  May        94.08
June          64 7/16  June      76 13/16  June        70.20  June       80.90  June       75.80  June       96.08
July           63 5/8  July       73 9/16  July        70.88  July       72.55  July       73.60  July       97.35
August        65 3/64  August      74 1/2  August      73.85  August     71.32  August     77.01  August     97.99
September    66 15/16  September  73 7/16  September   67.55  September  65.85  September  75.80  September 102.17
October      66 11/16  October     71 5/8  October     69.74  October    68.02  October    78.07
November       66 1/8  November    70 5/8  November    64.09  November   66.75  November   80.77
December       69 1/4  December  72 11/16  December    70.24  December   71.50  December   92.51

The closing price on October 20, 2004 was $104.49.

                          TOYOTA MOTOR CORPORATION (TM)

         Toyota Motor Corporation is engaged mainly in the automotive business and in the financial services business. Toyota's operations are divided into three segments. The automotive business involves the design, manufacturing and sale of passenger cars, recreational vehicles, sport utility vehicles, minivans, trucks, buses and related parts. The financial services business involves the provision of loans and leases to customers and the provision of loans to dealers. All other business includes the design, manufacturing and sale of housing, telecommunications and other business. Toyota sells, manufactures and markets cars, trucks and buses worldwide under the Toyota, Lexus and Daihatsu brands. American depositary receipts evidencing American depositary shares of Toyota are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Prior to listing on the New York Stock Exchange on September 29, 1999, Toyota's American depositary receipts were traded through the Nasdaq SmallCap Market. Shares of Toyota also trade on the Tokyo Stock Exchange.

            Closing             Closing              Closing            Closing            Closing           Closing
    1999     Price      2000     Price      2001      Price    2002      Price     2003    Price    2004      Price
    ----     -----      ----     -----      ----      -----    ----      -----     ----    -----    ----      -----

January       52 1/2  January     87 1/4  January     68.11  January     52.36  January    47.80  January    66.40
February      52 1/4  February   81 5/16  February    69.60  February    51.45  February   47.48  February   69.13
March         57 1/4  March          104  March       70.75  March       58.15  March      44.95  March      74.50
April         57 1/4  April     99 15/16  April       67.71  April       54.83  April      45.28  April      73.21
May               54  May         91 3/8  May         71.25  May         55.37  May        47.68  May        72.35
June              64  June       93 3/16  June        70.45  June        53.00  June       51.80  June       81.62
July              70  July        84 5/8  July        66.30  July        47.97  July       51.30  July       80.00
August      62 15/16  August      87 1/4  August      61.10  August      50.04  August     55.39  August     79.19
September     62 3/8  September   78 1/2  September   51.85  September   51.10  September  59.55  September  76.38
October       68 7/8  October     80 1/8  October     49.20  October     48.60  October    58.02
November    67 15/16  November    71 1/4  November    51.90  November    52.90  November   59.57
December      97 3/8  December  62 15/16  December    50.96  December    53.00  December   68.75

The closing price on October 20, 2004 was $75.75.

                           VERIZON COMMUNICATIONS (VZ)
      (Bell Atlantic Corporation doing business as Verizon Communications)


         Verizon Communications is a telecommunications company that provides local telephone, wireless communications, long-distance and Internet services. Verizon provides domestic wireline services, including local and long distance telephone service and voice and data transport, wireless telecommunications services in the United States and has investments in wireline and wireless operations in Latin America, Europe and the Asia-Pacific region. Verizon also operates domestic and international publishing businesses, including print directories, Web site creation and Web hosting. The historical stock prices below prior to July 2000 are the historical stock prices of Bell Atlantic Corporation whose shares continue to trade on the New York Stock Exchange under the new symbol "VZ."

            Closing             Closing              Closing            Closing           Closing            Closing
   1999      Price      2000     Price      2001      Price    2002      Price    2003     Price    2004      Price
   ----      -----      ----     -----      ----      -----    ----      -----    ----     -----    ----      -----

January           60  January   61 15/16   January    54.95  January     46.35  January    38.28  January     36.86
February      57 5/8  February  48 15/16   February   49.50  February    46.80  February   34.58  February    38.33
March        51 1/16  March       61 1/8   March      49.30  March       46.10  March      35.35  March       36.54
April         57 5/8  April           60   April      55.07  April       40.11  April      37.38  April       37.74
May           54 3/4  May         52 7/8   May        54.85  May         43.00  May        37.85  May         34.58
June          65 3/8  June      50 15/16   June       53.50  June        40.15  June       39.45  June        36.19
July              64  July        46 3/4   July       54.15  July        33.00  July       35.00  July        38.54
August       61 5/16  August    43 33/64   August     50.00  August      31.00  August     35.32  August      39.25
September    67 5/16  September  48 7/16   September  54.11  September   27.44  September  32.44  September   39.38
October     64 15/16  October   57 13/16   October    49.81  October     37.76  October    33.60
November     63 5/16  November   56 3/16   November   47.00  November    41.88  November   32.84
December     61 9/16  December    50 1/8   December   47.46  December    38.75  December   35.08

The closing price on October 20, 2004 was $40.04.


                             VIACOM INC.-CL B (VIAB)

         Viacom Inc. is a diversified worldwide entertainment company, which owns and operates advertiser-supported basic cable television program services through MTV Networks and BET (Black Entertainment Television) and premium subscription television program services through Showtime Networks Inc. in the United States and internationally. Viacom's Television segment also consists of the CBS and UPN television networks, and its Infinity subsidiary is focused on the out-of-home media business with operations in radio broadcasting. Viacom operates in the home video retail business, which includes both rental and sale of videocassette and DVD products, and it also publishes and distributes consumer hardcover books. Its Entertainment segment includes Paramount Pictures, which produces and distributes motion pictures.

            Closing              Closing              Closing            Closing            Closing          Closing
   1999      Price      2000      Price      2001      Price    2002      Price    2003      Price    2004    Price
   ----      -----      ----      -----      ----      -----    ----      -----    ----      -----    ----    -----

January       42 1/2  January      55 3/8  January     55.20  January     39.63  January     38.38  January   40.30
February     44 3/16  February     55 3/4  February    49.70  February    47.26  February    37.13  February  38.46
March       41 31/32  March        52 3/4  March       43.97  March       48.68  March       36.78  March     39.21
April         40 7/8  April        54 3/8  April       52.06  April       47.19  April       43.80  April     38.65
May           38 1/2  May              62  May         57.64  May         48.78  May         45.65  May       36.89
June              44  June        68 3/16  June        51.75  June        43.69  June        43.70  June      35.72
July        41 15/16  July        66 5/16  July        49.80  July        38.46  July        43.52  July      33.59
August       42 1/16  August     67 21/64  August      42.41  August      40.63  August      45.00  August    33.31
September     42 1/4  September    58 1/2  September   34.50  September   40.27  September   38.30  September 33.56
October       44 3/4  October      56 7/8  October     36.52  October     44.36  October     39.87
November      49 3/4  November     51 1/8  November    43.66  November    47.16  November    39.32
December     60 7/16  December     46 3/4  December    44.15  December    40.91  December    44.38

The closing price on October 20, 2004 was $34.50.

                           VODAFONE GROUP P.L.C. (VOD)

         Vodafone Group p.l.c. provides international wireless telecommunications services in continental Europe, the United Kingdom, the United States and Asia through subsidiaries, joint ventures and associated undertakings. Vodafone also has investment interests in wireless telecommunications companies in the Middle East and Africa. Vodafone offers a full range of mobile telecommunications services, including voice and data communications worldwide. Vodafone also has controlling interests in certain non-mobile telecommunication businesses. American depositary receipts evidencing American depositary shares of Vodafone are included in the Wireless HOLDRS and are traded on the New York Stock Exchange. Shares of Vodafone also trade on the London International Stock Exchange. American depositary receipts evidencing American depositary shares of Vodafone are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of Vodafone also trade on the London International Stock Exchange.

            Closing             Closing              Closing             Closing             Closing             Closing
   1999      Price      2000     Price      2001      Price    2002       Price    2003       Price    2004       Price
   ----      -----      ----     -----      ----      -----    ----       -----    ----       -----    ----       -----

January      39 3/64  January         56  January     34.97  January      21.70  January      18.85  January      25.60
February     36 7/16  February  57 11/16  February    27.31  February     19.00  February     18.10  February     24.97
March       37 35/64  March      55 9/16  March       27.15  March        18.43  March        18.22  March        23.90
April       35 29/32  April           47  April       30.28  April        16.20  April        19.76  April        24.54
May          38 9/32  May         45 7/8  May         25.89  May          14.93  May          21.91  May          23.76
June        39 13/32  June        41 3/4  June        22.35  June         13.65  June         19.65  June         22.10
July         42 3/32  July        43 1/8  July        21.55  July         15.17  July         18.98  July         21.73
August       40 7/64  August      41 1/8  August      20.15  August       15.99  August       18.30  August       22.90
September   47 35/64  September       37  September   21.96  September    12.83  September    20.25  September    24.11
October       47 5/8  October    42 9/16  October     23.12  October      15.92  October      21.15
November     47 3/16  November    34 3/8  November    25.34  November     18.75  November     23.35
December      49 1/2  December  35 13/16  December    25.68  December     18.12  December     25.04

The closing price on October 20, 2004 was $25.20.


                           WAL-MART STORES, INC. (WMT)

         Wal-Mart Stores, Inc. operates mass merchandising stores that serve customers primarily through the operation of Wal-Mart discount stores, Wal-Mart Supercenters and Sam's Clubs. The Wal-Mart discount stores and Wal-Mart Supercenters offer a wide variety of merchandise, including clothing, household and sporting goods, and groceries. Wal-Mart stores sell name-brand merchandise and merchandise sold under Wal-Mart's own brands. Sam's Clubs are warehouse stores, accessible by membership only, that offer bulk-quantity name-brand merchandise and grocery items. The Company has operations throughout the United States and internationally.

            Closing              Closing             Closing            Closing            Closing            Closing
   1999      Price      2000      Price     2001      Price    2002      Price    2003      Price    2004      Price
   ----      -----      ----      -----     ----      -----    ----      -----    ----      -----    ----      -----

January           43  January     54 3/4  January     56.80  January     59.98  January     47.80  January     53.85
February     43 1/16  February    48 7/8  February    50.09  February    62.01  February    48.06  February    59.56
March        46 3/32  March       56 1/2  March       50.50  March       61.30  March       52.03  March       59.69
April             46  April       55 7/8  April       51.74  April       55.86  April       56.32  April       57.00
May           42 5/8  May         57 5/8  May         51.75  May         54.10  May         52.61  May         55.73
June          48 1/4  June       57 1/16  June        48.80  June        55.01  June        53.67  June        52.76
July          42 1/4  July       55 5/16  July        55.90  July        49.18  July        55.91  July        53.01
August       44 5/16  August      47 5/8  August      48.05  August      53.48  August      59.17  August      52.67
September    47 9/16  September   48 1/8  September   49.50  September   49.24  September   55.85  September   53.20
October      56 5/16  October     45 3/8  October     51.40  October     53.55  October     58.95
November      57 1/2  November   52 3/16  November    55.15  November    53.90  November    55.64
December      69 1/8  December    53 1/8  December    57.55  December    50.51  December    53.05

The closing price on October 20, 2004 was $52.48.

                           ZIMMER HOLDINGS, INC. (ZMH)

         Zimmer Holdings, Inc. designs, develops, manufactures and markets reconstructive orthopedic implants and trauma products. Reconstructive orthopedic implants restore joint function lost due to disease or trauma in joints and trauma products are devices used primarily to reattach or stabilize damaged bone or tissue. Zimmer also manufactures and markets orthopedic surgical products, which include surgical supplies and instruments designed to aid in orthopedic surgical procedures. Zimmer's customers include orthopedic surgeons, hospitals and healthcare purchasing organizations or buying groups. These customers range from large multinational enterprises to independent surgeons.

             Closing             Closing             Closing              Closing            Closing            Closing
   1999       Price     2000      Price     2001      Price     2002       Price    2003      Price      2004    Price
   ----       -----     ----      -----     ----      -----     ----       -----    ----      -----      ----    -----

January         *     January       *     January          *  January      32.53  January     41.00   January    76.50
February        *     February      *     February         *  February     35.76  February    44.39   February   75.64
March           *     March         *     March            *  March        34.05  March       48.63   March      73.78
April           *     April         *     April            *  April        34.71  April       46.90   April      79.85
May             *     May           *     May              *  May          34.98  May         44.86   May        85.35
June            *     June          *     June             *  June         35.66  June        45.05   June       88.20
July            *     July          *     July             *  July         37.23  July        47.81   July       76.31
August          *     August        *     August       27.20  August       36.90  August      51.74   August     71.30
September       *     September     *     September    27.75  September    38.34  September   55.10   September  79.04
October         *     October       *     October      30.91  October      41.22  October     63.81
November        *     November      *     November     32.26  November     37.64  November    65.92
December        *     December      *     December     30.54  December     41.52  December    70.40

The closing price on October 20, 2004 was $71.00.

================================================================================



                          [HOLDRS(SM) MARKET 2000+ logo]




                        1,000,000,000 Depositary Receipts

                           Market 2000+ HOLDRS(SM) Trust


                        ---------------------------------

                               P R O S P E C T U S

                        ---------------------------------



                                October 25, 2004





================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16. Exhibits.

         See Exhibit Index.


Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

                        i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                        ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(a) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        iii. To include any material information with respect to
                             the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

              (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on October 25, 2004.


                                            MERRILL LYNCH, PIERCE, FENNER &
                                            SMITH INCORPORATED


                                            By:                 *
                                                  -----------------------------
                                                  Name:  John J. Fosina
                                                  Title: Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities indicated on October 25, 2004.

                 Signature                                Title
                 ---------                                -----

                        *                       Chief Executive Officer,
         ------------------------------         Chairman of the Board
                 James P. Gorman



                        *                       Director
         ------------------------------
                   Do Woo Kim



                        *                       Director
         ------------------------------
                Carlos M. Morales



                        *                       Director
         ------------------------------
               Candace E. Browning



                        *                       Director
         ------------------------------
               Gregory J. Fleming



                        *                       Controller
         ------------------------------
                 Joseph F. Regan



         *By: /s/ Mitchell M. Cox               Attorney-in-Fact
             --------------------------
                 Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits
--------

  *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement, form of Amendment No. 1 to the Standard Terms for Depositary Trust Agreements and form of HOLDRS, filed on August 3, 2000 as an exhibit to Amendment No. 2 to the registration statement filed on Form S-1 for Market 2000+ HOLDRS.

  *5.1 Opinion of Shearman & Sterling LLP regarding the validity of the Market 2000+ HOLDRS Receipts, filed on July 28, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Market 2000+ HOLDRS.

  *8.1 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 28, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Market 2000+ HOLDRS.

 *24.1 Power of Attorney (included in Part II of Registration Statement), filed on May 26, 2000 as an exhibit to the registration statement filed on Form S-1 for Market 2000+ HOLDRS.

 *24.2 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

 *24.3 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

  24.4 Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and John F. Regan.


         ------------------
         * Previously filed.